UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRANSATLANTIC PETROLEUM CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSATLANTIC PETROLEUM CORP.

Preliminary Copy—Subject to Completion

Dear TransAtlantic Shareholder:

You are cordially invited to attend a special meeting of shareholders of TransAtlantic Petroleum Corp. (“TransAtlantic”) to be held on [—] [—], 2009 at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5 at [—] (Calgary time).

At the special meeting, you will be asked to consider and vote upon a special resolution (the “Arrangement Resolution”) to approve an arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Alberta), involving TransAtlantic and the holders of its common shares, pursuant to which TransAtlantic will be continued under the Bermuda Companies Act 1981 under the name TransAtlantic Petroleum Ltd., each common share of TransAtlantic will become and remain a common share of TransAtlantic Petroleum Ltd. and TransAtlantic will become subject to the laws of Bermuda as if it had originally been incorporated under the Bermuda Companies Act 1981.

After careful consideration, our board of directors has unanimously determined that the Arrangement is in the best interests of TransAtlantic and its shareholders and has unanimously approved the Arrangement. Our board of directors unanimously recommends that you vote “FOR” the Arrangement Resolution at the special meeting.

The attached information circular and proxy statement (the “Information Circular”) provides detailed information about the Arrangement. We encourage you to read this Information Circular carefully, including its appendices and the documents we refer to in this Information Circular. If you require assistance, you should consult your financial, income tax or other professional advisor.

Your vote is very important, regardless of the number of common shares you own. The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by the holders of common shares of TransAtlantic present in person or by proxy at the special meeting. Only shareholders who owned common shares of TransAtlantic at the close of business on [—] [—], 2009, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your common shares, you may use the enclosed proxy card or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

Matthew McCann

Chief Executive Officer

The enclosed Information Circular is dated [— ] [—], 2009 and is expected to be first sent or given to shareholders of TransAtlantic on or about [—] [—], 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [—] [—], 2009: The Information Statement and Proxy Card are also available at [—].

TRANSATLANTIC PETROLEUM CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that, pursuant to an interim order (the “Interim Order”) of the Court of Queen’s Bench of Alberta dated [—], 2009, a special meeting of shareholders of TransAtlantic Petroleum Corp. (the “Corporation”) will be held at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta, T2P 0L5 at [—] (Calgary time) on [—] [— ], 2009 (the “Meeting”) for the following purposes:

1.	to consider pursuant to the Interim Order and, if thought advisable, to approve a special resolution (the “Arrangement Resolution”) approving an arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Alberta), involving the Corporation and the holders of its common shares, pursuant to which (i) the Corporation will be continued under the Bermuda Companies Act 1981 under the name TransAtlantic Petroleum Ltd., (ii) each common share of the Corporation will become and remain a common share of TransAtlantic Petroleum Ltd. and (iii) the Corporation will become subject to the laws of Bermuda as if it had originally been incorporated under the Bermuda Companies Act 1981; and

2.	to conduct such other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

Shareholders are referred to the information circular and proxy statement accompanying this notice (the “Information Circular”) for more detailed information with respect to the matters to be considered at the Meeting, including the full text of the Arrangement Resolution and the plan of arrangement, which sets forth the details of the Arrangement. The board of directors of the Corporation has unanimously approved the Arrangement. The board of directors of the Corporation unanimously recommends that you vote “FOR” approval of the Arrangement Resolution.

The board of directors of the Corporation has fixed [—] [—], 2009 as the record date. Holders of common shares of record at the close of business on [—] [—], 2009 are entitled to receive notice of the Meeting and to vote thereat or at any postponement(s) or adjournment(s) thereof. The transfer books will not be closed. Your vote is important. The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by the holders of common shares of the Corporation present in person or represented by proxy at the Meeting. A complete list of registered shareholders entitled to vote at the Meeting will be available for inspection at the records office of the Corporation or the Calgary office of its registrar and transfer agent, Computershare Trust Company of Canada, during regular business hours beginning on [—] [—], 2009 and at the Meeting.

If your shares are registered in your name, even if you plan to attend the Meeting or any postponement or adjournment thereof in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the Information Circular to ensure that your shares will be represented at the Meeting. A form of proxy will not be valid unless it is received at the offices of Computershare Investor Services, Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any postponement or adjournment thereof.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

By Order of The Board of Directors

MATTHEW MCCANN

Chief Executive Officer

Dallas, Texas

[—] [—], 2009

Action [—]

IN THE COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL CENTRE OF CALGARY

IN THE MATTER OF Section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended;

AND IN THE MATTER OF a proposed Arrangement involving TransAtlantic Petroleum Corp. and its common shareholders;

NOTICE OF PETITION

NOTICE IS HEREBY GIVEN that a petition (the “Petition”) has been filed with the Court of Queen’s Bench of Alberta, Judicial District of Calgary, (the “Court”) by TransAtlantic Petroleum Corp. (the “Corporation”) with respect to a proposed arrangement (the “Arrangement) under Section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (the “ABCA”), involving the Corporation and the holders (“Shareholders”) of common shares of the Corporation (“Common Shares”), which Arrangement is described in greater detail in the information circular and proxy statement of the Corporation dated [—], 2009 accompanying this Notice of Petition. At the hearing of the Petition, the Corporation intends to seek the following:

(a)	a declaration that the terms and conditions of the Arrangement, and the procedures relating thereto, are fair to the persons affected;

(b)	an order approving the Arrangement pursuant to the provisions of Section 193 of the ABCA;

(c)	an order declaring that the registered Shareholders shall have the right to dissent in respect of the Arrangement in accordance with the provisions of Section 191 of the ABCA, as modified by the interim order (the “Interim Order”) of the Court dated [—], 2009;

(d)	a declaration that the Arrangement will, upon the filing of the Articles of Arrangement pursuant to the provisions of Section 193 of the ABCA, become effective in accordance with its terms; and

(e)	such other further orders, declarations and directions as the Court may deem just.

AND NOTICE IS FURTHER GIVEN that the said Petition is directed to be heard before a Justice of the Court of Queen’s Bench of Alberta at the Calgary Courts Centre, 601—5th Street SW, Calgary, Alberta, Canada on the [—] day of [—] 2009 at [— p.m.] (Calgary time) or as soon thereafter as counsel may be heard. Any Shareholder or other interested party desiring to support or oppose the Petition may appear at the time of the hearing in person or by counsel for that purpose. Any Shareholder or other interested party desiring to appear at the hearing is required to file with the Court and serve upon the Corporation, on or before 4:00 p.m. (Calgary time) on [—], 2009 a Notice of Intention to Appear, including an address for service, indicating whether such Shareholder or other interested party intends to support or oppose the application or make submissions thereat, together with a summary of the position such Shareholder or other interested party intends to advocate before the Court and any evidence or materials which such party intends to present to the Court. Service on the Corporation is to be effected by delivery to the solicitors for the Corporation at the address set forth below.

AND NOTICE IS FURTHER GIVEN that, at the hearing and subject to the foregoing, Shareholders and any other interested person will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If any Shareholder or any other such interested party does not attend, either in person or by counsel, at that time, the Court may approve or refuse to approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

AND NOTICE IS FURTHER GIVEN that no further notice of the Petition will be given by the Corporation and that in the event the hearing of the Petition is adjourned, only those persons who have appeared before the Court for the application at the hearing shall have notice of the adjourned date.

AND NOTICE IS FURTHER GIVEN that the Court, by the Interim Order has given directions as to the calling and holding of a special meeting of the Shareholders for the purpose of such Shareholders voting upon a special resolution to approve the Arrangement and, in particular, has directed that Shareholders shall have the right to dissent with respect to the Arrangement in accordance with the provisions of Section 191 of the ABCA, as amended by the terms of the Interim Order.

AND NOTICE IS FURTHER GIVEN that the order of the Court of Queen’s Bench of Alberta, if granted, will constitute the basis for an exemption from the registration requirements under the Securities Act of 1933, as amended, of the United States of America with respect to the issuance of securities upon the transformation of Common Shares resulting from the continuance of the Corporation from the ABCA to Bermuda.

AND NOTICE IS FURTHER GIVEN that a copy of the said Petition and other documents in the proceedings will be furnished to any Shareholder of the Corporation or other interested party requesting the same by the undermentioned solicitors for the Corporation upon written request delivered to such solicitors as follows:

Macleod Dixon LLP
Barristers & Solicitors
3700, 400—3rd Avenue SW
Calgary, Alberta T2P 4H2

Attention: Mr. Steven H. Leitl

DATED at the City of Calgary, in the Province of Alberta, this [—] day of [—], 2009

By Order of the Board of Directors of TransAtlantic Petroleum Corp.

(signed) “—”
Matthew McCann
Chief Executive Officer

TRANSATLANTIC PETROLEUM CORP.

1840—444 5th Avenue SW

Calgary, Alberta T2P 2T8

INFORMATION CIRCULAR AND PROXY STATEMENT

dated [—] [—], 2009

i

(continued)

ENCLOSURES

Form of Proxy Relating to the Meeting

Return Envelope

ii

IMPORTANT NOTES

Securities issued in connection with the Arrangement will not be registered under the Securities Act. Such securities will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act and applicable exemptions under state securities laws. Securities issued in connection with the Arrangement will be freely transferable under U.S. federal securities laws, except for securities held by persons who are deemed to be “affiliates” of the Corporation prior to completion of the Arrangement. Such securities held by “affiliates” may be resold by them only in compliance with the resale provisions of Rule 144 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

THE COMMON SHARES OF TRANSATLANTIC PETROLEUM LTD. HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, OR PROVINCE OR TERRITORY OF CANADA OR BERMUDA, NOR HAS THE SEC, THE BERMUDA MONETARY AUTHORITY OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR PROVINCE OR TERRITORY OF CANADA OR BERMUDA PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Investment Business Act 2003, Bermuda Exchange Act 1978, and related regulations which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, pursuant to the provisions of the Bermuda Exchange Act 1978 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority in its policy dated June 1, 2005 provides that “where any Equity Securities (which would include the common shares of a Bermuda company) are listed on an appointed stock exchange (the Toronto Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is hereby given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any Equity Securities of the Company remain so listed.”

Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to the performance of the Corporation or its credit worthiness. Accordingly, in giving such approvals or permissions, the Bermuda Monetary Authority shall not be liable for the performance or the default of the Corporation or for the correctness of any opinions or statements expressed in this Information Circular. The Bermuda Monetary Authority has not approved or disapproved of these securities nor determined if this Information Circular is truthful or complete.

In deciding how to vote on the Arrangement Resolution, Shareholders should rely only on the information contained in this Information Circular. The Corporation has not authorized any person to provide Shareholders with any information that is different from such information. The information contained in this Information Circular speaks only as of the date of this Information Circular, unless otherwise specified.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [—] [—], 2009: The Information Circular and Proxy Card are also available at [—].

FORWARD-LOOKING INFORMATION

Certain statements contained in this Information Circular are “forward-looking statements” and are prospective. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “project,” “estimate,” “continue” or similar words suggesting future outcomes or statements regarding an outlook. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market prices for natural gas, natural gas liquids and oil products; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; the global economic crisis and economic conditions in the countries and provinces in which the Corporation carries on business, especially economic slowdowns; actions by governmental authorities including increases in taxes, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; and the other factors discussed in other documents that the Corporation files with or furnishes to the SEC and Canadian securities regulatory authorities. The impact of any one factor on a particular forward-looking statement is not determinable with certainty, as such factors are interdependent upon other factors; the Corporation’s course of action would depend upon the Corporation’s assessment of the future considering all information then available. In that regard, any statements as to future natural gas or oil production levels; capital expenditures; the allocation of capital expenditures to exploration and development activities; sources of funding for the Corporation’s capital program; drilling of new wells; demand for natural gas and oil products; expenditures and allowances relating to environmental matters; dates by which certain areas will be developed or will come on-stream; expected finding and development costs; future production rates; ultimate recoverability of reserves; dates by which transactions are expected to close; cash flows; uses of cash flows; collectibility of receivables; availability of trade credit; expected operating costs; changes in any of the foregoing and other statements using forward-looking terminology are forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur.

Forward-looking statements in this Information Circular are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this Information Circular are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Information Circular are made as of the date of this Information Circular and the Corporation undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

GLOSSARY OF TERMS

Unless the context indicates otherwise, the following terms shall have the meanings set out below when used in this Information Circular, including, without limitation, in the Summary of Information Circular. Terms and abbreviations used in the Appendices to this Information Circular are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated.

“ABCA” means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended from time to time, including the regulations promulgated thereunder;

“Arrangement” means the proposed arrangement, under the provisions of section 193 of the ABCA, on the terms and conditions set forth in the Plan of Arrangement;

“Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the Meeting, the full text of which is set forth in “Approval of the Arrangement Resolution;”

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under section 193 of the ABCA to be filed with the Registrar after the Final Order has been made;

“Beneficial Shareholder” means a Shareholder who holds his or her Common Shares through a broker, custodian, nominee or other intermediary and not in his or her own name;

“Bermuda Act” means the Bermuda Companies Act 1981;

“BMA” means the Bermuda Monetary Authority;

“Board” or “Board of Directors” means the board of directors of the Corporation;

“Business Day” means, with respect to any action to be taken, any day, other than Saturday, Sunday or a statutory holiday, in the place where such action is to be taken;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Common Shares” means the common shares in the capital of the Corporation as constituted on the date hereof;

“Continuance” means the discontinuance of the Corporation from the jurisdiction of the ABCA and the concurrent continuance of the Corporation in Bermuda pursuant to the Bermuda Act and the contemporaneous change of registered address;

“Corporation” means TransAtlantic Petroleum Corp., a body corporate incorporated under the ABCA;

“Court” means the Court of Queen’s Bench of Alberta;

“CRA” means the Canada Revenue Agency;

“Dalea” means Dalea Partners, LP;

“Dalea Management” means Dalea Management, LLC;

“Dissenting Shareholders” means registered holders of Common Shares who, pursuant to the Interim Order, validly exercise and do not withdraw or otherwise relinquish the right of dissent available to such holders in respect of the Arrangement Resolution in accordance with the procedures set forth in section 191 of the ABCA, as modified by the Interim Order;

“Effective Date” means the date the Arrangement becomes effective under the ABCA. For purposes of this Information Circular, the Continuance is deemed to become effective on the Effective Date;

“Effective Time” means the time when the Arrangement becomes effective under the ABCA. For purposes of this Information Circular, the Continuance is deemed to become effective at the Effective Time;

“Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Final Order” means the final order of the Court approving the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“Information Circular” means this information circular and proxy statement dated [—][—], 2009 together with all appendices hereto and including the summary hereof, distributed by the Corporation in connection with the Meeting;

“Interim Order” means the interim order of the Court ordering the Meeting and setting out certain declarations and directions in respect of the Arrangement and the holding of the Meeting, the full text of which is set forth in Appendix “B” to this Information Circular, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“Longe” means Longe Energy Limited, a Bermuda limited company, which was acquired by the Corporation and became a indirect wholly-owned subsidiary of the Corporation on December 30, 2008;

“Longfellow” means Longfellow Energy, LP;

“Meeting” means the special meeting of the Shareholders, including any adjournment or postponement thereof, that is to be convened as provided by the Interim Order to consider and, if thought advisable, approve the Arrangement Resolution;

“Memorandum of Continuance” means the Memorandum of Continuance to be filed in Bermuda in connection with the Arrangement, the full text of which is set forth in Appendix “C” to this Information Circular;

“Notice of Meeting” means the notice of the Meeting which accompanies this Information Circular;

“person” includes any individual, partnership, firm, trust, body corporate, government, governmental body, agency or instrumentality, unincorporated body of persons or association;

“Plan of Arrangement” means the plan of arrangement, the full text of which is set forth in Appendix “A” to this Information Circular, as amended or supplemented from time to time in accordance with the terms thereof;

“Record Date” means the close of business on [—][—], 2009;

“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed pursuant to section 263 of the ABCA;

“Riata TransAtlantic” means Riata TransAtlantic, LLC;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Shareholders” means the holders of Common Shares;

“Tax Act” means the Income Tax Act (Canada), including the regulations thereunder, each as amended;

“TransAtlantic Bermuda” means TransAtlantic Petroleum Ltd., the Bermuda company resulting from the Arrangement and the name under which the Corporation will be known immediately following the Arrangement;

“TransAtlantic Bermuda Bye-Laws” means the proposed general bye-laws of TransAtlantic Bermuda, the full text of which is set forth in Appendix “D” to this Information Circular;

“TransAtlantic Bermuda Common Shares” means the common shares, US$0.01 par value per share, of TransAtlantic Bermuda, as the same will be constituted following the Arrangement;

“Transfer Agent” means Computershare Trust Company of Canada;

“TSX” means the Toronto Stock Exchange; and

“U.S.” or “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

All references to “$” or “dollars” in this Information Circular refer to U.S. dollars, unless otherwise indicated. Canadian dollars is abbreviated CDN$, Bermuda dollars is abbreviated BD$ and Australian dollars is abbreviated AUD$.

SUMMARY OF INFORMATION CIRCULAR

This summary highlights selected information from this Information Circular and may not contain all of the information that is important to you. This summary is provided for convenience only and the information contained herein should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this Information Circular, including the Appendices hereto. Capitalized terms used in this summary are defined in the “Glossary of Terms.” You will be asked to vote on a special resolution to approve the Arrangement. To understand the Arrangement fully and for a more complete description of the Arrangement, you should read carefully this entire Information Circular and the Appendices to this Information Circular.

THE SPECIAL MEETING

The Meeting (page 25)

Time, Date and Place of the Meeting. The Meeting will be held on [—] [—], 2009 at [—] a.m. (Calgary time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Purpose of the Meeting. At the Meeting, the Shareholders will be asked to consider and, if thought advisable, approve the Arrangement Resolution, as further described in this Information Circular.

Record Date and Voting Power. You are entitled to vote at the Meeting if you are shown as a Shareholder of record holding Common Shares as of the close of business on [—] [—], 2009, the Record Date for the Meeting. There were [—] Common Shares issued and outstanding on that date. You will have one vote for each Common Share of the Corporation you owned of record at the close of business on the Record Date.

Vote Required. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum. The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by Shareholders present in person or represented by proxy at the Meeting.

THE ARRANGEMENT

The Arrangement (page 29)

Pursuant to the Arrangement, at the Effective Time, the Corporation will be discontinued from the jurisdiction of the ABCA and continued under the Bermuda Act under the name TransAtlantic Petroleum Ltd. and each Common Share will become and remain as one TransAtlantic Bermuda Common Share. The Arrangement will have the effect of subjecting the Corporation to the laws of Bermuda as if it had originally been incorporated under the Bermuda Act. The Arrangement will not create a new legal entity, nor will it affect the continuity of the Corporation. The Corporation will not change its business or operations after the Effective Date by reason of the Arrangement, and the directors and officers of TransAtlantic Bermuda immediately following the Arrangement will be identical to the current directors and officers of the Corporation. See “The Arrangement—Effect of the Arrangement.”

Reasons for the Arrangement (page 29)

The Board of Directors believes that the Arrangement is beneficial to the Corporation and its Shareholders because the Corporation will receive more favorable tax treatment in Bermuda. The Corporation’s principal business operations are currently located in Morocco, Turkey and Romania, and its plans are to continue to operate as a vertically integrated project developer of crude oil and natural gas properties in international jurisdictions. The Corporation does not have any assets in Canada and does not plan to carry on business operations in Canada following the Arrangement.

Under existing Canadian tax law, the Corporation incurs corporate income tax on its worldwide net income. After the Arrangement, under Bermuda tax law, the Corporation would only be taxable in Canada if any portion of its worldwide income was attributable to Canada. Currently, the Corporation does not expect that any of its worldwide income will be attributable to Canada. By completing the Arrangement, the Corporation will be able to take advantage of the favorable tax treatment accorded to non-resident exempted companies under Bermuda law. At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Bermuda exempted company or its shareholders. At this time, the Board of Directors believes the Corporation is able to complete the Arrangement and continue into Bermuda with minimal or no corporate tax cost. See “Risk Factors” and “Certain Material Income Tax Considerations.”

In addition, the Board of Directors chose Bermuda for its jurisdiction of incorporation because Bermuda has a long history of political and economic stability. Bermuda is also a well-developed international business and financial center with a large number of public companies incorporated within its jurisdiction. The legal system in Bermuda is based on the English common law system.

See “The Arrangement—Reasons for the Arrangement.”

Recommendation of the Board of Directors (page 30)

The Board of Directors has determined that the Arrangement is in the best interests of the Corporation and the Shareholders and should be placed before the Shareholders for their approval. The Board of Directors recommends that the Shareholders vote in favor of the Arrangement Resolution. See “The Arrangement—Recommendation of the Board of Directors.”

Conditions to Completion of the Arrangement (page 30)

Completion of the Arrangement, including the filing of the Articles of Arrangement, is subject to the satisfaction of certain conditions, including the following:

1.	the Final Order shall have been obtained from the Court in form and substance satisfactory to the Corporation;

2.	all other consents, orders and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances; and

3.	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions provided for in the Plan of Arrangement.

See “The Arrangement—Conditions to Completion of the Arrangement.”

Changes to Authorized Capital in Connection with the Arrangement (page 30)

The authorized capital of the Corporation currently consists of an unlimited number of Common Shares and an unlimited number of preferred shares issuable in series, without par value. Subsequent to the Arrangement,

TransAtlantic Bermuda will be authorized to issue up to 1,000,000,000 TransAtlantic Bermuda Common Shares of par value US$0.01 each and 100,000,000 undesignated shares of par value US$0.01 each. In connection with the Arrangement, each Common Share outstanding immediately prior to the Arrangement will automatically become and remain one TransAtlantic Bermuda Common Share. Each outstanding Common Share before the Arrangement, and each TransAtlantic Bermuda Common Share after the Arrangement, shall have one vote. See “The Arrangement—Changes to Authorized Capital in Connection with the Arrangement.”

Comparison of Shareholders’ Rights Under Alberta Law and Bermuda Law (page 31)

The Arrangement will affect the rights of the Shareholders as they exist under the ABCA, the Corporation’s articles of incorporation and the Corporation’s by-laws. Upon consummation of the Arrangement, the rights of holders of TransAtlantic Bermuda Common Shares will be governed by the laws of Bermuda (particularly the Bermuda Act), as well as the Certificate of Continuance, the Memorandum of Continuance and the TransAtlantic Bermuda Bye-Laws. See “The Arrangement—Comparison of Shareholders’ Rights Under Alberta Law and Bermuda Law” for a comparative summary of the material differences between the rights of holders of Common Shares and the rights of holders of TransAtlantic Bermuda Common Shares.

Procedure for the Arrangement to Become Effective (page 38)

Procedural Steps. The Arrangement is proposed to be carried out pursuant to section 193 of the ABCA. The following procedural steps must be taken in order for the Arrangement to become effective:

1.	the Arrangement Resolution must be approved by the Shareholders in the manner set forth in the Interim Order;

2.	the Court must grant the Final Order approving the Arrangement;

3.	all conditions to the completion of the Arrangement must be satisfied, including approval by the Registrar of the Continuance upon being satisfied that the Continuance will not adversely affect creditors or Shareholders and that either the laws of Bermuda or the TransAtlantic Bermuda Bye-Laws contain remedies for Shareholders that are equivalent to the remedies available to Shareholders under the ABCA for oppressive conduct of the Corporation, derivative actions and dissenting and appraisal rights;

4.	the Final Order and Articles of Arrangement in the form prescribed by the ABCA must be filed with the Registrar; and

5.	the Memorandum of Continuance must be filed and a Certificate of Continuance obtained under the laws of Bermuda.

On or following the Effective Date, TransAtlantic Bermuda will file the Certificate of Continuance with the Registrar, who will then issue a Certificate of Discontinuance under the ABCA. See “Procedure for the Arrangement to Become Effective—Procedural Steps.”

Shareholder Approval. Pursuant to the terms of the Interim Order, the Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board of Directors, without further notice to or approval of the Shareholders, to decide not to proceed with the Arrangement and to revoke the Arrangement Resolution for any reason at any time prior to the Arrangement becoming effective pursuant to the provisions of the ABCA. See “Approval of the Arrangement Resolution” for the full text of the Arrangement Resolution. See “Procedure for the Arrangement to Become Effective—Shareholder Approval.”

Court Approval. On [—] [—], 2009, the Corporation obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. The Interim Order is attached as Appendix “B” to this Information Circular. If the Arrangement Resolution is approved at the Meeting, the Corporation will make application to the Court for the Final Order at the Calgary Courts Centre, 601—5th Street SW, Calgary, Alberta on [— ][—], 2009, at [—] (Calgary time) or as soon thereafter as counsel may be heard. The Notice of Petition for the Final Order accompanies this Information Circular. See “Procedure for the Arrangement to Become Effective—Court Approval.”

Stock Exchange Listing. The Common Shares are listed and posted for trading on the TSX under the symbol “TNP.” The TSX has conditionally approved the substitutional listing of the TransAtlantic Bermuda Common Shares on the TSX under the same symbol, subject to the Corporation fulfilling all of the requirements of the TSX.

Securities Laws Matters. Any restrictions on the resale of securities of the Corporation applicable under Canadian and U.S. securities laws before the Arrangement will continue to apply after completion of the Arrangement. The Arrangement has not been and will not be registered under the Securities Act, but will be made in accordance with an exemption from the registration requirements of the Securities Act set forth in Section 3(a)(10) of the Securities Act. See “Procedure for the Arrangement to Become Effective—Securities Laws Matters.”

Timing. The Arrangement will become effective upon (i) the filing with the Registrar of a copy of the Final Order and the Articles of Arrangement; and (ii) the filing of the Memorandum of Continuance under the laws of Bermuda. If the Meeting is held and the Arrangement Resolution is approved by the Shareholders as required by the Interim Order, the Corporation will apply to the Court for the Final Order. If the Final Order, in form and substance satisfactory to the Corporation, as well as the required approval of the Registrar, are obtained by [—][—], 2009, the Corporation expects the Effective Date will be [—][—], 2009. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court in the hearing of the application for the Final Order. See “Procedure for the Arrangement to Become Effective—Timing.”

Share Certificates Following the Arrangement. Upon completion of the Arrangement, the Shareholders (other than Dissenting Shareholders) will hold TransAtlantic Bermuda Common Shares as of the Effective Date without further act or formality. The existing share certificates representing Common Shares will not be canceled but will represent the TransAtlantic Bermuda Common Shares as of the Effective Time. Shareholders may, but are not required to, surrender their Common Share certificates to the Transfer Agent if they wish to receive certificates representing TransAtlantic Bermuda Common Shares. See “Procedure for the Arrangement to Become Effective—Share Certificates Following the Arrangement.”

Risk Factors (page 11)

There are certain risks associated with the Arrangement and related matters as described in “Risk Factors.” Shareholders should consider these risks in determining how to vote on the Arrangement Resolution.

Certain Material Income Tax Considerations (page 41)

The Arrangement may have certain material Canadian, U.S. and Bermuda income tax consequences on Shareholders and Dissenting Shareholders. See “Certain Material Income Tax Considerations.” Shareholders should consult their own tax advisors with respect to their particular circumstances.

Right of Dissent (page 50)

Pursuant to the Interim Order, a registered Shareholder will have the right to dissent with respect to the Arrangement Resolution in accordance with the procedures set forth in section 191 of the ABCA, as modified by the Interim Order. To exercise such right, a Dissenting Shareholder must send to the Corporation a written objection to the Arrangement Resolution, which written objection in respect of Common Shares must be received by the Corporation c/o Macleod Dixon LLP, 3700, 400-3rd Avenue SW, Calgary, Alberta T2P 4H2, Attention: Steven H. Leitl, prior to the Meeting or by the Chairman at the Meeting and such Dissenting Shareholder must otherwise comply with section 191 of the ABCA, as modified and supplemented by the Interim Order. Provided the Arrangement becomes effective, each Dissenting Shareholder will be entitled to be paid the fair value of the Common Shares in respect of which the holder dissents in accordance with section 191 of the ABCA, as modified and supplemented by the Interim Order. See Appendices “B” and “E” for a copy of the Interim Order and the provisions of section 191 of the ABCA, respectively. The statutory provisions covering the right of dissent are technical and complex. Failure to strictly comply with the requirements set forth in section 191 of the ABCA, as modified and supplemented by the Interim Order, may result in the loss of any right of dissent. A person who is a beneficial holder of Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wishes to dissent, should be aware that only the registered holder of such Common Shares is entitled to dissent. Accordingly, a beneficial holder of Common Shares desiring to exercise the right of dissent must make arrangements for such Common Shares beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by the Corporation or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on such holder’s behalf. A registered holder of Common Shares may dissent only with respect to all of the Common Shares held by such holder, or on behalf of any one beneficial holder in respect of all of the Common Shares owned by such beneficial holder, and which are registered in the holder’s name. Pursuant to the Interim Order, a Shareholder may not exercise the right of dissent if the Shareholder has voted any Common Shares in favor of the Arrangement Resolution. Should holders of a significant amount of the Common Shares entitled to vote at the Meeting have exercised rights of dissent in respect of the Arrangement Resolution, the Board of Directors may, in its sole discretion, decide not to proceed with the Arrangement. See “Right of Dissent” and Appendix “E.”

RISK FACTORS

The information set forth below sets forth risks and uncertainties relating to the Arrangement described in this Information Circular that could materially adversely affect the Corporation’s business, financial condition and/or operating results. You should carefully consider these risks in determining whether to vote in favor of the Arrangement Resolution described herein. Additional risks and uncertainties that the Corporation does not presently know or that the Corporation currently deems immaterial may also impair the Corporation’s business operations.

Risks Related to the Arrangement

Some of your rights as a Shareholder will change as a result of the Arrangement.

Because of differences in Alberta law and Bermuda law and differences in the governing documents of the Corporation and TransAtlantic Bermuda, your rights as a Shareholder will change if we complete the Arrangement. For a description of these differences, see “The Arrangement—Comparison of Shareholders’ Rights Under Alberta Law and Bermuda Law.”

The potential benefits from the Arrangement are not guaranteed.

We anticipate that several potential benefits will result from the Arrangement. However, these potential benefits are not guaranteed. We may not realize benefits from the Bermuda and other foreign tax, business and regulatory environments. As a result, we may not experience any competitive advantages or enhanced returns for Shareholders from the Arrangement. In addition, we currently estimate that the process of reorganizing will result in expenses, other than the tax cost to the Corporation, of approximately $500,000. If the Board decides to implement the Arrangement, these expenses as well as the tax cost to the Corporation will be incurred regardless of whether we are able to realize any benefits of the Arrangement.

The market price of our Common Shares may be volatile. In addition, demand for our Common Shares or the TransAtlantic Bermuda Common Shares may be decreased by the change in domicile.

The market price of our Common Shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the oil and gas industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our Common Shares. In addition, global stock markets have recently experienced high levels of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond our control, could have a material adverse effect on the market price of our Common Shares or the TransAtlantic Bermuda Common Shares. We cannot predict what effect, if any, the Arrangement will have on the market price or the liquidity of the TransAtlantic Bermuda Common Shares. The change in domicile may decrease the demand for our Common Shares in Canada.

There is no assurance that we will not be assessed for Canadian federal tax as a result of the completion of the Arrangement.

For Canadian tax purposes, we will be deemed, immediately before the Continuance, to have disposed of each property owned by us for proceeds equal to the fair market value of that property, and will be subject to tax on any resulting net income. In addition, upon ceasing to be resident in Canada, we will be required to pay a special “branch tax” equal to 25% of any excess of the fair market value of our property over the “paid-up capital” (as defined in the Tax Act) of our outstanding Common Shares and our liabilities. Management, together with its professional advisors, will determine the fair market value of our property and the paid-up capital of our Common Shares for these purposes. Management does not anticipate that the deemed disposition of our assets at fair market value will result in any material adverse Canadian income tax consequences to the Corporation and believes that the paid-up capital of the our Common Shares and our liabilities exceeds the fair market value of our property resulting in no “branch tax” being payable. However, our final determination of the fair market value of our property may be higher than currently anticipated, or the CRA may not accept our determination of the fair market value of our property. In the event that our final determination of fair market value is significantly higher than currently anticipated or the CRA’s determination stands, the tax consequences to the Corporation resulting from the deemed disposition and the “branch tax” may differ significantly from those currently anticipated by management. See “Certain Material Income Tax Considerations—Certain Canadian Federal Income Tax Considerations—Consequences to the Corporation.”

There is no assurance that the tax exemption assurance expected to be granted to TransAtlantic Bermuda will continue after March 28, 2016.

Following effectiveness of the Arrangement, management expects that TransAtlantic Bermuda will receive an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966 granting an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or on any tax in the nature of estate, duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act, 1967 or otherwise payable in relation to land in Bermuda leased to TransAtlantic Bermuda. The duration of the tax exemption assurance is limited and expires on March 28, 2016. Tax policy and legislation in Bermuda could change in the future (as is the case in other jurisdictions) and as such we cannot give any guarantee as to whether the tax exemption assurance expected to be granted to TransAtlantic Bermuda would continue after March 28, 2016.

Risks Related to the Corporation

We will require significant capital to continue our exploration and development activities.

We have substantial capital requirements that we may be unable to finance on acceptable terms, or at all, which may have a material adverse effect on our operations. Our future growth depends on our ability to make large capital expenditures for the exploration and development of natural gas and oil properties. Future cash flows and the availability of debt or equity financing will be subject to a number of variables, such as:

•	the success of our prospects in Romania, Morocco and Turkey;

•	success in finding and commercially producing reserves; and

•	prices of natural gas and oil.

Debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

•	the Corporation being more vulnerable to competitive pressures and economic downturns; and

•	restrictions on our operations.

We might not be able to obtain necessary financing on acceptable terms, or at all. If sufficient capital resources are not available, we might be forced to curtail developmental and exploratory drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have a material adverse effect on our business, financial condition and results of operations.

A substantial or extended decline in natural gas and oil prices may adversely affect our ability to meet our capital expenditure obligations and financial commitments.

Our revenues, operating results and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas and oil. Lower natural gas and oil prices may also reduce the amount of natural gas and oil that we can produce economically. Historically, natural gas and oil prices and markets have been volatile, and they are likely to continue to be volatile in the future. If we establish reserves, a decrease in natural gas or oil prices will not only reduce revenues and profits, but will also reduce the quantities of reserves that are commercially recoverable and may result in charges to earnings for impairment of the value of these assets. If natural gas or oil prices decline significantly for extended periods of time in the future, we might not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures. Natural gas and oil prices are subject to wide fluctuations in response to relatively minor changes in the supply of, and demand for, natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that could cause fluctuations are:

•	change in local and global supply and demand for natural gas and oil;

•	levels of production and other activities of the Organization of Petroleum Exporting Countries and other natural gas and oil producing nations;

•	market expectations about future prices;

•	the level of global natural gas and oil exploration, production activity and inventories;

•	political conditions, including embargoes, in or affecting other oil producing activity; and

•	the price and availability of alternative fuels.

Lower natural gas and oil prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially adversely affect our business, financial condition and results of operations.

We may experience difficulty staffing our drilling rigs.

We have a limited number of employees and will need to staff our drilling rigs and add staff to other departments. We may experience difficulty in finding a sufficient number of experienced crews to work on our drilling rigs and experienced staff in other departments to complete the work required.

Our contract drilling operations will depend on the level of activity in the oil and natural gas exploration and production industry.

Our contract drilling operations will depend on the level of activity in oil and natural gas exploration and production in our operating markets. Both short-term and long-term trends in oil and natural gas prices affect the level of that activity. Because oil and natural gas prices are volatile, the level of exploration and production activity can also be volatile. Lower oil and natural gas prices tend to depress the level of exploration and production activity.

To the extent that we establish natural gas and oil reserves, we will be required to replace, maintain or expand our natural gas and oil reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from natural gas and oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves and are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing reserves, our reserves will decline as reserves are produced. Our future natural gas and oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and oil or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

Undeveloped resources are uncertain.

We have no established reserves. Undeveloped resources, by their nature, are significantly less certain than developed resources. The discovery, determination and exploitation of undeveloped resources require significant capital expenditures and successful drilling and exploration programs. We may not be able to raise the capital we need to develop these resources. There is no certainty that we will discover resources or that, if discovered, resources will be economically viable or technically feasible to produce.

The value of our Common Shares might be affected by matters not related to our own operating performance.

The value of our Common Shares may be affected by matters that are not related to our operating performance and which are outside our control. These matters include the following:

•	the global economic crisis and general economic conditions in Canada, the United States, Romania, Morocco, Turkey and globally;

•	industry conditions, including fluctuations in the price of oil and natural gas;

•	governmental regulation of the oil and natural gas industry, including environmental regulation;

•	fluctuation in foreign exchange or interest rates;

•	liabilities inherent in oil and natural gas operations;

•	geological, technical, drilling and processing problems;

•	unanticipated operating events which can reduce production or cause production to be shut in or delayed;

•	failure to obtain industry partner and other third party consents and approvals, when required;

•	stock market volatility and market valuations;

•	competition for, among other things, capital, acquisition of reserves, undeveloped land and skilled personnel;

•	the need to obtain required approvals from regulatory authorities;

•	worldwide supplies and prices of, and demand for, natural gas and oil;

•	political conditions and developments in each of the countries in which we operate;

•	political conditions in natural gas and oil producing regions;

•	revenue and operating results failing to meet expectations in any particular period;

•	investor perception of the oil and natural gas industry;

•	limited trading volume of our Common Shares;

•	change in environmental and other governmental regulations;

•	announcements relating to our business or the business of our competitors;

•	our liquidity; and

•	our ability to raise additional funds.

In the past, companies that have experienced volatility in the trading price of their common shares have been the subject of securities class action litigation. We might become involved in securities class action litigation in the future. Such litigation often results in substantial costs and diversion of management’s attention and resources and could have a material adverse effect on our business, financial condition and results of operation.

We might not be able to obtain necessary permits, approvals or agreements from one or more government agencies, surface owners, or other third parties, which could hamper our exploration or development activities.

There are numerous permits, approvals, and agreements with third parties, which will be necessary in order to enable us to proceed with our development plans and otherwise accomplish our objectives. The government agencies in each country in which we operate have discretion in interpreting various laws, regulations, and policies governing operations under the licenses. Further, we may be required to enter into agreements with private surface owners to obtain access to, and agreements for, the location of surface facilities. In addition, because many of the laws governing oil and gas operations in the international countries in which we operate have been enacted relatively recently, there is only a relatively short history of the government agencies handling and interpreting those laws, including the various regulations and policies relating to those laws. This short history does not provide extensive precedents or the level of certainty that allows us to predict whether such agencies will act favorably toward us.

The governments have broad discretion to interpret requirements for the issuance of drilling permits. Our inability to meet any such requirements could have a material adverse effect on our exploration or development activities.

Drilling for and producing natural gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success depends on the success of our exploration, development and production activities in each of our prospects. These activities are subject to numerous risks beyond our control, including the risk that we will not find any commercially productive natural gas or oil reservoirs. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project unprofitable. Further, many factors may curtail, delay or prevent drilling operations, including:

•	unexpected drilling conditions;

•	pressure or irregularities in geological formations;

•	equipment failures or accidents;

•	pipeline and processing interruptions or unavailability;

•	title problems;

•	adverse weather conditions;

•	lack of market demand for natural gas and oil;

•	delays imposed by, or resulting from, compliance with environmental and other regulatory requirements; and

•	declines in natural gas and oil prices.

Our future drilling activities might not be successful, and drilling success rates overall or within a particular area could decline. We could incur losses by drilling unproductive wells. Shut-in wells, curtailed production and other production interruptions may materially adversely affect our business, financial condition and results of operations.

Competition in the oil and gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do, which may adversely affect our ability to compete.

We operate in the highly competitive areas of oil and gas exploration, development and acquisition with a substantial number of other companies, including U.S.-based and foreign companies doing business in each of the countries in which we operate. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and gas companies in each of the following areas:

•	seeking oil and gas exploration licenses and production licenses;

•	acquiring desirable producing properties or new leases for future exploration;

•	marketing natural gas and oil production;

•	integrating new technologies; and

•	acquiring the equipment and expertise necessary to develop and operate properties.

Many of our competitors have substantially greater financial, managerial, technological and other resources than we do. These companies are able to pay more for exploratory prospects, and productive oil and gas properties and prospects than we can. To the extent competitors are able to pay more for properties than we are paying, we will be at a competitive disadvantage. Further, many of our competitors enjoy technological advantages over us and may be able to implement new technologies more rapidly than we can. Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

Political instability or fundamental changes in the leadership or in the structure of the governments in the jurisdictions in which we operate could have a material negative impact on us.

Our interests may be affected by political and economic upheavals. Local, regional and world events could cause the jurisdictions in which we operate to change the petroleum laws, tax laws, foreign investment laws, or to revise their policies in a manner that renders our current and future projects unprofitable. Further, the governments in the jurisdictions in which we operate could decide to nationalize the oil and gas industry or impose restrictions and penalties on foreign-owned entities, which could render our projects unprofitable or could prevent us from selling our assets or operating our business. The occurrence of any such fundamental change could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to complete the exploration and development of any, or a significant portion of, the oil and gas interests covered by our leases or licenses before they expire.

Each license or lease under which we operate has a fixed term. We may be unable to complete our exploration and development efforts prior to the expiration of licenses or leases. Failure to obtain an extension of the license or lease, be granted a new exploration license or lease or the failure to obtain a license or lease covering a sufficiently large area would prevent or limit us from continuing to explore and develop a significant portion of the oil and gas interests covered by the license or lease. The determination of the amount of acreage to be covered by the production licenses is in the discretion of the respective governments.

We are subject to complex laws and regulations, including environmental regulations, which can have a material adverse effect on our cost, manner or feasibility of doing business.

Exploration for and exploitation, production and sale of oil and gas in each country in which we operate is subject to extensive national and local laws and regulations, including complex tax laws and environmental laws and regulations, and requires various permits and approvals from various governmental agencies. If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we might not be able to conduct our operations as planned. Alternatively, failure to comply with these laws and regulations, including the requirements of any permits, might result in the suspension or termination of operations and subject us to penalties. Our costs to comply with these numerous laws, regulations and permits are significant. Further, these laws and regulations could change in ways that substantially increase our costs and associated liabilities. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations may harm our business, results of operations and financial condition.

We do not plan to insure against all potential operating risks. We might incur substantial losses from, and be subject to substantial liability claims for, uninsured or underinsured risks related to our natural gas and oil operations.

We do not intend to insure against all risks. Our natural gas and oil exploration and production activities will be subject to hazards and risks associated with drilling for, producing and transporting natural gas and oil, and any of these risks can cause substantial losses resulting from:

•	environmental hazards, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling, and service tools and casing collapse;

•	fires and explosions;

•	personal injuries and death;

•	regulatory investigations and penalties; and

•	natural disasters.

We might elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. Losses and liabilities arising from uninsured and underinsured events or in amounts in excess of existing insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

We might not be able to identify liabilities associated with properties or obtain protection from sellers against them, which could cause us to incur losses.

Our review and evaluation of prospects and future acquisitions might not necessarily reveal all existing or potential problems. For example, inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, may not be readily identified even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we often assume environmental and other risks and liabilities in connection with the acquired properties.

We are subject to operating hazards.

The oil and gas business involves a variety of operating risks, including the risk of fire, explosion, blowout, pipe failure, casing collapse, stuck tools, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, pipeline ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to us due to injury and loss of life, loss of or damage to well bores and/or drilling or production equipment, costs of overcoming downhole problems, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Gathering systems and processing facilities are subject to many of the same hazards and any significant problems related to those facilities could adversely affect our ability to market our production.

The interests of our controlling shareholder may not coincide with yours and such controlling shareholder may make decisions with which you may disagree.

As of February 28, 2009, N. Malone Mitchell, 3rd, chairman of the Corporation, beneficially owned 64.6% of the outstanding Common Shares. As a result, Mr. Mitchell controls substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Corporation and make some future transactions more difficult or impossible without the support of Mr. Mitchell. The interests of Mr. Mitchell may not coincide with our interests or the interests of other Shareholders. Accordingly, Mr. Mitchell could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

We depend on a limited number of key personnel who would be difficult to replace.

We depend on the performance of N. Malone Mitchell, 3rd, Chairman of the Board of Directors, Scott C. Larsen, President, and Matthew McCann, Chief Executive Officer. The loss of any of Messrs. Mitchell, Larsen or McCann could negatively impact our ability to execute our strategy. We do not maintain key person life insurance policies on Messrs. Mitchell or McCann.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of the Common Shares or the TransAtlantic Bermuda Common Shares.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on internal control over financial reporting for the fiscal year ended December 31, 2008. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. In addition, beginning in the fiscal year ending December 31, 2009, such report will have to contain a statement that our auditors have issued an attestation report on management’s assessment of such internal control over financial reporting. Due to the limited number of our staff, it is not possible to achieve complete segregation of duties, nor do we currently maintain written policies and procedures at our international offices. Further, we must engage accounting assistance with respect to complex, non-routine accounting issues, Canadian and U.S. generally accepted accounting principles matters, tax compliance, and reporting for our international operations. Our efforts to comply with the requirements of Section 404 may result in increased general and administrative expense and a diversion of management time and attention. As a result, we may not be able to conclude that we have effective internal controls in the future. The integration of Longe into our operations may make it more difficult for us to comply with Section 404. We may not be able to complete our evaluation, testing and required remediation, if any, in a timely fashion. Failure to have effective internal controls could lead to a misstatement of our financial statements. If, as a result of deficiencies in our internal controls, we cannot provide reliable financial statements, our business decision process may be adversely affected, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the price of the Common Shares or the TransAtlantic Bermuda Common Shares could decrease. In addition, failure to maintain effective internal control over financial reporting could result in investigations or sanctions by regulatory authorities.

U.S. shareholders who hold Common Shares or TransAtlantic Bermuda Common Shares during a period when the Corporation and/or TransAtlantic Bermuda is classified as a passive foreign investment company may be subject to certain adverse U.S. federal income tax consequences.

Management believes that the Corporation is not currently a passive foreign investment company. However, the Corporation may have been a passive foreign investment company during one or more of its prior taxable years, and TransAtlantic Bermuda could become a passive foreign investment company in the future. In general, classification of the Corporation and/or TransAtlantic Bermuda as a passive foreign investment company during a period when a U.S. shareholder holds Common Shares or TransAtlantic Bermuda Common Shares (any such U.S. shareholder, a “PFIC shareholder”) could result in certain adverse U.S. federal income tax consequences to such shareholder. Notwithstanding the foregoing, no gain or loss should result to a PFIC shareholder as a result of the Arrangement. See “Certain Material Income Tax Considerations—Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.”

Certain U.S. shareholders who hold Common Shares or TransAtlantic Bermuda Common Shares during a period when the Corporation and/or TransAtlantic Bermuda is classified as a controlled foreign corporation may be subject to certain adverse U.S. federal income tax rules.

Management believes that the Corporation currently is a controlled foreign corporation for U.S. federal income tax purposes and that TransAtlantic Bermuda will continue to be so treated. Consequently, a U.S. shareholder that owns 10% or more of the total combined voting power of all classes of stock of the Corporation and/or TransAtlantic Bermuda entitled to vote on the last day of the Corporation’s and/or TransAtlantic Bermuda’s taxable year may be subject to certain adverse U.S. federal income tax rules with respect to its investment in the Corporation and/or TransAtlantic Bermuda. Notwithstanding the foregoing, provided that such U.S. shareholder continues to be subject to the controlled foreign corporation rules with respect to TransAtlantic Bermuda following the Arrangement, no gain or loss should result to such shareholder as a result of the Arrangement. See “Certain Material Income Tax Considerations—Certain U.S. Federal Income Tax Considerations—Controlled Foreign Corporation Considerations.”

Our retained net profits interest on Oil Mining License 109 may not yield any revenue to us.

In June 2005, we sold our interest in Oil Mining License 109, a 215,000 acre concession located offshore Nigeria (“OML 109”), and retained a net profits interest of up to $16 million based on future exploration success. Absent a new discovery on OML 109 by the new owner, the retained net profits interest will not yield any revenue to us.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are intended to address briefly some commonly asked questions regarding the Meeting and the Arrangement. These questions and answers do not address all questions that may be important to you as a Shareholder. Please refer to the “Summary of Information Circular” and the more detailed information contained elsewhere in this Information Circular and the Appendices to this Information Circular, which you should read carefully.

Q:	When and where is the special meeting?

A:	The Meeting will be held on [—] [—], 2009 at [—] (Calgary Time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Q:	What matters will be voted on at the Meeting?

A:	The sole matter being voted upon is a special resolution to approve the Arrangement under the provisions of the ABCA. Pursuant to the Arrangement, the Corporation will be continued under the Bermuda Act under the name TransAtlantic Petroleum Ltd., each Common Share will become and remain one TransAtlantic Bermuda Common Share and the Corporation will become subject to the laws of Bermuda as if it had originally been incorporated under the Bermuda Act.

Q:	Why is the Arrangement being proposed?

A:	The Board of Directors believes that the Arrangement is beneficial to the Corporation and its Shareholders because the Corporation will receive more favorable tax treatment in Bermuda. The Corporation’s principal business operations are currently located in Morocco, Turkey and Romania, and its plans are to continue to operate as a vertically integrated project developer of crude oil and natural gas properties in international jurisdictions. The Corporation does not have any assets in Canada and does not plan to carry on business operations in Canada following the Arrangement.

In addition, the Board of Directors chose Bermuda as the jurisdiction to continue to as it has enjoyed a long history of political and economic stability. Bermuda is also a well-developed international business and financial center with a large number of public companies incorporated within its jurisdiction. The legal system in Bermuda is based on the English common law system.

Q:	Will I be taxed as a result of the Arrangement?

A:	Because the Arrangement will generally not result in a disposition by the Shareholders of the Common Shares for the purposes of the Tax Act, Shareholders should not be taxed in Canada as a result of the Arrangement.

Subject to the discussion below under “Certain Material Income Tax Considerations—Certain U.S. Federal Income Tax Considerations,” for U.S. federal income tax purposes, U.S. Shareholders generally should not be taxed in the U.S. as a result of the Arrangement.

Q:	Will the Corporation be taxed as a result of the Arrangement?

A:	Management of the Corporation does not anticipate that the Corporation will be taxed in Canada as a result of the Arrangement. However, this expectation is based upon the Corporation’s current determination of the fair market value of its property. In the event that the Corporation’s final determination of fair market value is significantly higher than currently anticipated or in the event that the CRA does not accept the Corporation’s determination of fair market value and the CRA’s determination stands, the tax consequences to the Corporation resulting from the Arrangement may differ significantly from those currently anticipated by management. See “Certain Material Income Tax Considerations—Certain Canadian Federal Income Tax Considerations—Consequences to the Corporation.”

Because the Arrangement is expected to constitute a tax-free reorganization under Section 368(a)(1)(F) of the Code, for U.S. federal income tax purposes, the Corporation should not be taxed in the U.S. as a result of the Arrangement.

Q:	What will happen to my Common Share ownership?

A:	Pursuant to the Plan of Arrangement, at the Effective Time, each Common Share will become and remain one TransAtlantic Bermuda Common Share. All Shareholders will be treated exactly the same under the Arrangement. Following the completion of the Arrangement, each Shareholder will have the same ownership interest in TransAtlantic Bermuda that the Shareholder had in the Corporation prior to the Arrangement. As of the Effective Time, all warrants and options to purchase Common Shares granted or issued prior to the Effective Time will remain warrants and options to purchase TransAtlantic Bermuda Common Shares.

Upon completion of the Arrangement, the Shareholders (other than Dissenting Shareholders) will hold TransAtlantic Bermuda Common Shares as of the Effective Date without further act or formality. The existing share certificates representing Common Shares will not be canceled but will represent the TransAtlantic Bermuda Common Shares as of the Effective Time. Shareholders may, but are not required to, surrender their Common Share certificates to the Transfer Agent if they wish to receive certificates representing TransAtlantic Bermuda Common Shares. See “Procedure for the Arrangement to Become Effective—Share Certificates Following the Arrangement.”

Q:	What impact will the Arrangement have on the Corporation’s business?

A:	Pursuant to the Plan of Arrangement, at the Effective Time, the Corporation will be discontinued from the jurisdiction of the ABCA and continued under the Bermuda Act under the name TransAtlantic Petroleum Ltd. and each Common Share will become and remain one TransAtlantic Bermuda Common Share. The Arrangement will have the effect of subjecting the Corporation to the laws of Bermuda as if it had originally been incorporated under the Bermuda Act. The Arrangement will not create a new legal entity, nor will it affect the continuity of the Corporation. The Corporation will not change its business or operations after the Effective Date by reason of the Arrangement, and the directors and officers of TransAtlantic Bermuda immediately following the Arrangement will be identical to the current directors and officers of the Corporation.

By operation of law applicable under the laws of Bermuda, as of the Effective Date, all of the assets, property, rights, liabilities and obligations of the Corporation immediately prior to the Arrangement will continue to be the assets, property, rights, liabilities and obligations of TransAtlantic Bermuda. Pursuant to section 132 E(1) of the Bermuda Act and as required to receive the approval of the Continuance by the Registrar under the ABCA, on the Effective Date, the property of the Corporation will continue to be the property of TransAtlantic Bermuda; TransAtlantic Bermuda will continue to be liable for the obligations of the Corporation; an existing cause of action, claim or liability to prosecution in respect of the Corporation will be unaffected; a civil, criminal or administrative action or proceeding pending by or against the Corporation may be continued to be prosecuted by or against TransAtlantic Bermuda; and a conviction against, or any ruling, order or judgment in favor of or against, the Corporation may be enforced by or against TransAtlantic Bermuda.

Q:	How does the Board of Directors recommend that I vote on the Arrangement Resolution?

A:	The Board of Directors recommends that you vote “FOR” the Arrangement Resolution.

Q:	Who is entitled to vote at the Meeting?

A:	All Shareholders of record holding Common Shares as of the close of business on [—] [—], 2009, the Record Date for the Meeting, are entitled to receive notice of and vote at the Meeting. As of the Record Date, there were [—] Common Shares outstanding. Every Shareholder is entitled to one vote for each Common Share the Shareholder held as of the Record Date.

Q:	What vote is required for the Shareholders to approve the Arrangement Resolution? How do the Corporation’s directors and executive officers intend to vote?

A:

The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by Shareholders present in person or represented by proxy at the Meeting. As of February 28, 2009, the Corporation’s directors and executive officers collectively have the power to vote 98,899,785 Common Shares, or approximately 63.8% of the aggregate voting power for all outstanding Common Shares on that date. Such directors and executive officers have informed the Corporation that they currently intend to vote, or cause to be voted, all such Common Shares “FOR” the Arrangement Resolution.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made on behalf of the Corporation by the Board and management and paid for by the Corporation. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic or oral communications by the directors, officers and regular employees of the Corporation, at no additional compensation. The cost of any such solicitation will be borne by the Corporation.

Q:	What do I need to do now?

A:	You are urged to carefully read and consider the information contained in this Information Circular. Even if you plan to attend the Meeting, if you hold your Common Shares in your own name as the Shareholder of record, please vote your Common Shares by completing, signing, dating and returning the enclosed proxy by mail. Your completed proxy must be received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any postponement or adjournment thereof. If you hold your Common Shares through a broker, custodian, nominee or other intermediary, then you received this Information Circular from the broker or another intermediary, along with such broker’s or intermediary’s proxy which includes voting instructions and instructions on how to change your vote.

Each person named in the proxy to represent you at the Meeting is a director and/or officer of the Corporation. You can appoint someone else to represent you at the Meeting. Please follow the instructions contained in the proxy.

Q:	How do I vote? How can I revoke my vote?

A:	You may vote your Common Shares by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope if you hold your Common Shares in your own name or as described below if you hold your Common Shares through a broker, custodian, nominee or other intermediary. Your proxy card must be received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any adjournment or postponement thereof. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Arrangement Resolution.

In addition to revocation in any other manner permitted by law, if you hold your Common Shares in your name, you have the right to revoke your proxy at any time before the proxy is exercised by delivering an instrument in writing signed by yourself or a person you have authorized pursuant to a power of attorney in writing, or if you are a corporation, executed under your corporate seal or signed by a duly authorized officer or a person authorized by you pursuant to a power of attorney in writing:

•

to the offices of the Corporation at Suite 1840, 444—5th Avenue SW, Calgary, Alberta T2P 2T8, at any time up to and including the last Business Day preceding the day of the Meeting, or any postponement or adjournment thereof at which the proxy is to be used; or

•	with the Chairman of the Meeting on the day of the Meeting or any postponement or adjournment thereof before the time proxies are exercised.

Q:	If my Common Shares are held by my broker, custodian, nominee or other intermediary, will my broker or another intermediary vote my shares for me?

A:	Your broker, custodian, nominee or other intermediary will be permitted to vote your Common Shares only if you instruct your broker or other intermediary how to vote. You should follow the procedures provided by your broker or other intermediary regarding the voting of your Common Shares. If you do not instruct your broker or other intermediary to vote your Common Shares, your Common Shares will not be voted and will not have an effect on the approval of the Arrangement Resolution. You may change your vote by submitting new voting instructions to your broker, custodian, nominee or other intermediary. You will need to contact your broker, custodian, nominee or other intermediary to determine how to make that change.

Q:	What do I do if I receive more than one form of proxy or set of voting instructions?

A:	If you hold Common Shares through a broker, custodian, nominee or other intermediary and directly as a record holder or otherwise, you may receive more than one form of proxy and/or set of voting instructions relating to the Meeting. These should each be voted and/or returned separately as described elsewhere in this Information Circular in order to ensure that all of your Common Shares are voted.

Q:	How are votes counted?

A:	You may vote FOR or AGAINST the Arrangement Resolution.

Shareholders that abstain from voting on a particular matter and Common Shares of Beneficial Shareholders that are held by a broker, custodian, nominee or other intermediary who indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular matter (also referred to as broker non-votes) will not be counted as votes cast at the Meeting and, as a result, will have no effect on the outcome of the Arrangement Resolution.

If you sign your form of proxy without indicating your vote, your Common Shares will be voted “FOR” the approval of the Arrangement Resolution and in accordance with the recommendations of the Board on any other matters properly brought before the Meeting for a vote.

Q:	Do I have dissenters’ rights?

A:	Yes. Pursuant to the Interim Order, a registered Shareholder will have the right to dissent with respect to the Arrangement Resolution in accordance with the procedures set forth in section 191 of the ABCA, as modified by the Interim Order. To exercise such right, a Dissenting Shareholder must send to the Corporation a written objection to the Arrangement Resolution, which written objection in respect of Common Shares must be received by the Corporation c/o Macleod Dixon LLP, 3700, 400-3rd Avenue SW, Calgary, Alberta T2P 4H2, Attention: Steven H. Leitl, prior to the Meeting or by the Chairman at the Meeting and such Dissenting Shareholder must otherwise comply with section 191 of the ABCA, as modified by the Interim Order. Provided the Arrangement becomes effective, each Dissenting Shareholder will be entitled to be paid the fair value of the Common Shares in respect of which the holder dissents in accordance with section 191 of the ABCA, as modified by the Interim Order. See Appendices “B” and “E” for a copy of the Interim Order and the provisions of section 191 of the ABCA, respectively.

The statutory provisions covering the right of dissent are technical and complex. Failure to strictly comply with the requirements set forth in section 191 of the ABCA, as modified by the Interim Order and to adhere to the procedures established therein, may result in the loss of all rights thereunder. A person who is a beneficial holder of Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wishes to dissent, should be aware that only the registered holder of such Common Shares is entitled to dissent. Accordingly, a beneficial holder of

Common Shares desiring to exercise the right of dissent must make arrangements for such Common Shares beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by the Corporation or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on such holder’s behalf. Pursuant to the Interim Order, a Shareholder may not exercise the right of dissent in respect of only a portion of such holder’s Common Shares and may not vote any Common Shares in favor of the Arrangement Resolution.

Should holders of a significant amount of the Common Shares entitled to vote at the Meeting have exercised rights of dissent in respect of the Arrangement Resolution, the Board of Directors may, in its sole discretion, decide not to proceed with the Arrangement. See “Right of Dissent” and Appendix “E.”

Q:	Who can help answer my questions?

A:	If you would like additional copies of this Information Circular, without charge, have additional questions about the Arrangement after reading this Information Circular, or to obtain directions to attend the Meeting and vote in person, please contact:

Corporate Secretary

TransAtlantic Petroleum Corp.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

(214) 220-4323

THE SPECIAL MEETING

Persons Making the Solicitation

This Information Circular is furnished in connection with the solicitation of proxies by the Board and management of the Corporation for use at the Meeting, or any adjournment or postponement thereof.

Time, Date and Place

The Meeting will be held on [—] [—], 2009 at [—] (Calgary time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Purpose of the Special Meeting

At the Meeting, the Shareholders will be asked to consider and, if thought advisable, approve the Arrangement Resolution, as further described in this Information Circular. The Corporation will also conduct such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Beneficial Shareholders should ensure that they make arrangements to instruct their broker, custodian, nominee or other intermediary on how their Common Shares are to be voted at the Meeting in order for their vote to be counted at the Meeting.

Except as otherwise stated, the information contained herein is given as of the [—] day of [—], 2009.

Record Date

The Board of Directors of the Corporation has fixed [—] [—], 2009 as the Record Date for determining Shareholders entitled to receive notice of and vote at the Meeting. A person shown as a Shareholder of record holding Common Shares as of the close of business on the Record Date shall be entitled to vote the Common Shares registered in such Shareholder’s name on that date except to the extent that (i) such Shareholder has transferred the ownership of any of his or her Common Shares after that date, and (ii) the transferee of those Common Shares produces a properly endorsed share certificate or otherwise establishes that the transferee owns the Common Shares, and demands at least ten (10) days before the Meeting that the transferee’s name be included in the list of persons entitled to vote at the Meeting, in which case such transferee will be entitled to vote such Common Shares at the Meeting or any postponement or adjournment thereof.

Vote Required

The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by Shareholders present in person or represented by proxy at the Meeting. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum.

Abstentions and Broker Non-Votes

Shareholders that abstain from voting on a particular matter and Common Shares of Beneficial Shareholders that are held by a broker, custodian, nominee or other intermediary who indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular matter (also referred to as broker non-votes) will not be counted as votes cast at the Meeting and, as a result, will have no effect on the outcome of the Arrangement Resolution.

Appointment of Proxy

The persons named in the enclosed form of proxy as proxyholders are directors and/or officers of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A

SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER’S BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY STRIKE OUT THE NAMES OF THE MANAGEMENT DESIGNEES NAMED IN THE FORM OF PROXY AS PROXYHOLDERS AND INSERT THE NAME OF THE SHAREHOLDER’S NOMINEE IN THE SPACE PROVIDED OR COMPLETE ANOTHER PROPER FORM OF PROXY. Such a Shareholder should notify the nominee of his or her appointment, obtain his or her consent to act as proxy and instruct him or her on how the Shareholder’s Common Shares are to be voted. In any case, the form of proxy must be signed and dated by the Shareholder or the person authorized by the Shareholder pursuant to a power of attorney in writing, or if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing.

The management designees named in the enclosed form of proxy have indicated their willingness to represent as proxyholders the Shareholders who appoint them. A Shareholder may indicate the manner in which the persons named in the enclosed form of proxy are to vote the Shareholder’s Common Shares with respect to matters identified on the enclosed form of proxy by marking an “X” in the appropriate space. Common Shares represented by properly executed proxy forms in favor of the persons designated in the enclosed form of proxy will be voted or withheld from voting on any ballot that may be called for in accordance with instructions made on the proxy forms and, if a Shareholder specifies a choice as to any matters to be acted on, the Shareholder’s Common Shares shall be voted accordingly. In the absence of such instructions, such shares will be voted in favor of all matters identified in the Notice of Meeting accompanying this Information Circular.

The enclosed form of proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters that may be properly brought before the Meeting. At the time of printing this Information Circular, the management of the Corporation is not aware of any such amendments, variations or other matters to come before the Meeting.

In order to be valid at the Meeting, or any postponement or adjournment thereof, completed proxies must be received by the Corporation’s transfer agent, Computershare Investor Services, Proxy Dept., 100 University Avenue 9th Floor, Toronto, Ontario M5J 2Y1 at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any postponement or adjournment thereof.

Beneficial Shareholders holding Common Shares registered through a broker or other nominee should ensure that they have made arrangements to instruct their broker or other nominee how their Common Shares are to be voted at the Meeting in order for their vote to be counted at the Meeting (See “Notice to Beneficial Shareholders” below).

Notice to Beneficial Shareholders

The information set forth in this section is of significant importance to Beneficial Shareholders, or those Shareholders who hold Common Shares through a broker, custodian, nominee or other intermediary and not in their own name as registered Shareholders. Beneficial Shareholders should note that only proxies deposited by registered Shareholders (i.e., Shareholders whose names appear on the records of the Corporation as the registered holders of the Common Shares) can be recognized and acted upon at the Meeting.

If Common Shares are held in an account through a Shareholder’s broker, custodian, nominee or other intermediary, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder’s broker, custodian, nominee or other intermediary. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as broker, custodian, nominee or other intermediary for many Canadian brokerage firms). In the United States, the majority of such Common Shares are registered in the name of CEDE & Co., which acts as broker, custodian, nominee or other intermediary for many U.S. brokerage firms. Common Shares held by a broker, custodian, nominee or other intermediary can generally only be voted by them, and they can only vote (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker, custodian, nominee or other intermediary may be prohibited from voting Common Shares for their clients.

Applicable regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Every broker, custodian, nominee or intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. In some cases, the form of proxy supplied to a Beneficial Shareholder by its broker, custodian, nominee or other intermediary is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. Many brokers and other intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable Voting Instruction Form to the Beneficial Shareholders in lieu of the form of proxy and requests the Beneficial Shareholder to complete and return the Voting Instruction Form to Broadridge by mail or facsimile. Alternatively, Broadridge may permit the Beneficial Shareholder to call a toll-free telephone number to vote the Common Shares held by such Beneficial Shareholder. Broadridge then tabulates the results of all voting instructions received and provides appropriate instructions respecting voting of the applicable Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Common Shares directly at the Meeting as the Voting Instruction Form must be returned as directed by Broadridge in advance of the Meeting in order to have the Common Shares voted. Accordingly, it is strongly suggested that Beneficial Shareholders return their completed Voting Instruction Forms as directed by Broadridge well in advance of the Meeting.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered Shareholder who has given a proxy has the power to revoke it at any time before it is exercised by delivering an instrument in writing signed by the registered Shareholder or a person authorized by the registered Shareholder pursuant to a power of attorney in writing, or if the registered Shareholder is a corporation, executed under its corporate seal or signed by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing, to the offices of the Corporation at Suite 1840, 444—5th Avenue SW, Calgary, Alberta T2P 2T8, at any time up to and including the last Business Day preceding the day of the Meeting, or any postponement or adjournment thereof at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any postponement or adjournment thereof before the time proxies are exercised.

If you are a Beneficial Shareholder, you may change your vote by submitting new voting instructions to your broker, custodian, nominee or other intermediary. You will need to contact your broker, custodian, nominee or other intermediary to determine how to make that change.

Voting Securities and Principal Holders of Voting Securities

The Corporation has only one class of shares entitled to be voted at the Meeting, namely, Common Shares, without par or nominal value. All issued and outstanding Common Shares of record as of the Record Date, are entitled to be voted at the Meeting and each such Common Share has one vote. There were [—] Common Shares issued and outstanding as of the Record Date.

To the knowledge of the directors and executive officers of the Corporation, no person, firm or corporation owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than ten percent (10%) of the voting rights attached to any class of voting securities of the Corporation as of February 28, 2009, except as set forth below:

Name and Municipality of Residence	Number of Voting Securities(1)	Percentage of Outstanding Voting Securities Owned(1)
N. Malone Mitchell, 3rd Ft. Stockton, Texas	96,611,666 Common Shares(2)	62.3%

(1)	Ownership as reported in the above table has been determined in accordance with Canadian rules, not in accordance with Rule 13d-3 under the Exchange Act. Does not include Common Shares subject to options exercisable within 60 days after February 28, 2009.
(2)	Based on a Schedule 13D/A filed on December 31, 2008. Includes 55,861,639 Common Shares held by Dalea and 1,150,028 Common Shares held by Riata TransAtlantic. Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Also includes 39,583,333 Common Shares that are held by Longfellow. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Corporation.

Voting by the Corporation’s Directors and Executive Officers

As of February 28, 2009, the directors and executive officers of the Corporation collectively have the power to vote 98,899,785 Common Shares, or approximately 63.8% of the aggregate voting power for all outstanding Common Shares on that date. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Common Shares owned by him or her “FOR” the Arrangement Resolution.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Corporation by its Board and management and paid for by the Corporation. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic or oral communications by the directors, officers and regular employees of the Corporation, at no additional compensation. The cost of any such solicitation will be borne by the Corporation.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Information Circular may be delivered to two or more Shareholders who share an address in the United States, unless the Corporation has received contrary instructions from one or more of the Shareholders. The Corporation will deliver promptly upon written or oral request a separate copy of the Information Circular to Shareholders at a shared address to which a single copy of the Information Circular was delivered. Requests for additional copies of the Information Circular, and requests that in the future separate Information Circulars be sent to Shareholders who share an address, should be directed to the Corporation’s Corporate Secretary, TransAtlantic Petroleum Corp., Suite 1755, 5910 N. Central Expressway, Dallas, Texas, 75206, or at telephone number (214) 220-4323. In addition, Shareholders who share a single address in the United States but receive multiple copies of the Information Circular may request that in the future they receive a single copy by contacting the Corporation at the address and phone number set forth in the prior sentence.

Registered Shareholder List

A list of the registered Shareholders entitled to vote at the Meeting will be available for examination by any Shareholder beginning on [—], 2009 and at the Meeting. This registered Shareholder list will be available for inspection during ordinary business hours at the Corporation’s records office, located at 3700, 400-3rd Avenue SW, Calgary, Alberta T2P 4H2 or at the Transfer Agent’s Calgary office located at 600, 530-8th Avenue SW, Calgary, Alberta T2P 358.

THE ARRANGEMENT

Effect of the Arrangement

Pursuant to the Plan of Arrangement, at the Effective Time, the Corporation will be discontinued from the jurisdiction of the ABCA and continued under the Bermuda Act under the name TransAtlantic Petroleum Ltd. The Arrangement will have the effect of subjecting the Corporation to the laws of Bermuda as if it had originally been incorporated under the Bermuda Act. The Arrangement will not create a new legal entity, nor will it affect the continuity of the Corporation. The Corporation will not change its business or operations after the Effective Date by reason of the Arrangement, and the directors and officers of TransAtlantic Bermuda immediately following the Arrangement will be identical to the current directors and officers of the Corporation.

By operation of law applicable under the laws of Bermuda, as of the Effective Date, all of the assets, property, rights, liabilities and obligations of the Corporation immediately prior to the Arrangement will continue to be the assets, property, rights, liabilities and obligations of TransAtlantic Bermuda. Pursuant to section 132 E(1) of the Bermuda Act and as required to receive the approval of the Continuance by the Registrar under the ABCA, on the Effective Date, the property of the Corporation will continue to be the property of TransAtlantic Bermuda; TransAtlantic Bermuda will continue to be liable for the obligations of the Corporation; an existing cause of action, claim or liability to prosecution in respect of the Corporation will be unaffected; a civil, criminal or administrative action or proceeding pending by or against the Corporation may be continued to be prosecuted by or against TransAtlantic Bermuda; and a conviction against, or any ruling, order or judgment in favor of or against, the Corporation may be enforced by or against TransAtlantic Bermuda.

Pursuant to the Plan of Arrangement, at the Effective Time, each Common Share will become and remain one TransAtlantic Bermuda Common Share. All Shareholders will be treated exactly the same under the Arrangement. Following the completion of the Arrangement, each Shareholder will have the same ownership interest in TransAtlantic Bermuda that the Shareholder had in the Corporation prior to the Arrangement. As of the Effective Time, all warrants and options to purchase Common Shares granted or issued prior to the Effective Time will remain warrants and options to purchase TransAtlantic Bermuda Common Shares.

If made, the Final Order will constitute the basis for an exemption, under Section 3(a)(10) of the Securities Act, from the registration requirements of the Securities Act with respect to the Arrangement.

The Plan of Arrangement is attached as Appendix “A” to this Information Circular. Readers are encouraged to carefully review the Plan of Arrangement, as it contains the specific terms and conditions governing the Arrangement.

Reasons for the Arrangement

The Board of Directors believes that the Arrangement is beneficial to the Corporation and its Shareholders because the Corporation will receive more favorable tax treatment in Bermuda. The Corporation’s principal business operations are currently located in Morocco, Turkey and Romania, and its plans are to continue to operate as a vertically integrated project developer of crude oil and natural gas properties in international jurisdictions. The Corporation does not have any assets in Canada and does not plan to carry on business operations in Canada following the Arrangement.

Under existing Canadian tax law, domestic corporations such as the Corporation incur corporate income tax on their worldwide net income. After the Arrangement, the Corporation would only be taxable in Canada if any portion of its worldwide income was attributable to Canada. Currently, the Corporation does not expect that any of its worldwide income will be attributable to Canada. By completing the Arrangement, the Corporation will be able to take advantage of the favorable tax treatment accorded to non-resident exempted companies under Bermuda law. At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Bermuda exempted company or its shareholders. At this time, the Board of Directors believes the Corporation is able to complete the Arrangement and continue into Bermuda with minimal or no corporate tax cost. See “Risk Factors” and “Certain Material Income Tax Considerations.”

In addition, the Board of Directors chose Bermuda as the jurisdiction to continue to as it has enjoyed a long history of political and economic stability. Bermuda is also a well-developed international business and financial center with a large number of public companies incorporated within its jurisdiction. The legal system in Bermuda is based on the English common law system.

Recommendation of the Board of Directors

At a meeting of the Board of Directors held on [—][—], 2009, the Board of Directors considered the proposed Arrangement. The Board of Directors concluded that the Arrangement is in the best interests of the Corporation and the Shareholders and, as such, has authorized submission of the Arrangement Resolution to the Shareholders for approval and to the Court for the Final Order.

In coming to its conclusion and recommendations, the Board of Directors considered, among others, the following factors:

1.	the purpose and benefits of the Arrangement as outlined herein; and

2.	that the Shareholders that oppose the Arrangement may, subject to compliance with certain conditions, dissent with respect to the Arrangement Resolution and be entitled to be paid the fair value for their Common Shares in accordance with section 191 of the ABCA and the Interim Order.

The Board of Directors recommends that the Shareholders vote in favor of the Arrangement Resolution.

Conditions to Completion of the Arrangement

Completion of the Arrangement, including the filing of the Articles of Arrangement, is subject to the satisfaction of certain conditions, including the following:

1.	the Final Order shall have been obtained from the Court in form and substance satisfactory to the Corporation;

2.	all other consents, orders and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances; and

3.	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions provided for in the Plan of Arrangement.

Even if all of the conditions are satisfied, however, the Arrangement Resolution authorizes the Board of Directors to decide not to proceed with the Arrangement. See “Procedure for the Arrangement to Become Effective—Shareholder Approval” below.

Changes to Authorized Capital in Connection with the Arrangement

The authorized capital of the Corporation currently consists of an unlimited number of Common Shares and an unlimited number of preferred shares issuable in series, without par value. Under the Bermuda Act, companies must establish a set number of authorized shares. Accordingly, to implement the Arrangement, TransAtlantic Bermuda will be authorized to issue up to 1,000,000,000 TransAtlantic Bermuda Common Shares of par value

US$0.01 each and 100,000,000 undesignated shares of par value US$0.01 each. In connection with the Arrangement, each Common Share outstanding immediately prior to the Arrangement will automatically become and remain one TransAtlantic Bermuda Common Share. Each outstanding Common Share before the Arrangement, and each TransAtlantic Bermuda Common Share after the Arrangement, shall have one vote.

Comparison of Shareholders’ Rights Under Alberta Law and Bermuda Law

The rights of holders of Common Shares are currently governed by the laws of the Province of Alberta (particularly the ABCA), the Corporation’s articles of incorporation and the Corporation’s by-laws. Upon consummation of the Arrangement, the rights of holders of TransAtlantic Bermuda Common Shares will be governed by the laws of Bermuda (particularly the Bermuda Act), as well as the Certificate of Continuance, the Memorandum of Continuance and the TransAtlantic Bermuda Bye-Laws. The Memorandum of Continuance and the TransAtlantic Bermuda Bye-Laws will each become effective upon filing in Bermuda. Copies of the proposed Memorandum of Continuance to be filed in Bermuda by the Corporation and a copy of the TransAtlantic Bermuda Bye-Laws are attached as Appendices “C” and “D,” respectively, to this Information Circular.

In general terms, the Bermuda Act provides greater flexibility to management through a company’s Bye-Laws and generally lower shareholder and creditor approval requirements for corporate acts than the ABCA. The following is a summary of the material differences that could affect the rights of holders of Common Shares, which arise from differences between the ABCA and the Bermuda Act or differences between the articles of incorporation and by-laws of the Corporation and the Memorandum of Continuance and Bye-Laws of TransAtlantic Bermuda. The following summary is qualified by reference to applicable legislation (Bermuda and Alberta), the current articles of incorporation and by-laws of the Corporation and the Memorandum of Continuance and the TransAtlantic Bermuda Bye-Laws. Shareholders should consult their legal and tax advisors regarding the implications of the Arrangement which may be of particular importance to them.

Subject Matter	Alberta	Bermuda
Number of Authorized Shares	The authorized capital of the Corporation currently consists of an unlimited number of Common Shares and an unlimited number of preferred shares issuable in series, without par value.	Under the Bermuda Act, companies must establish a set number of authorized shares. Accordingly, to implement the Arrangement, TransAtlantic Bermuda will be authorized to issue up to 1,000,000,000 TransAtlantic Bermuda Common Shares of par value US$0.01 each and 100,000,000 undesignated shares of par value US$0.01 each.
Par Value of Common Shares	The ABCA prohibits corporations from having shares with nominal or par value. The Common Shares have no par value.	Under the Bermuda Act, companies must have shares with a par value. Accordingly, to implement the Arrangement, each Common Share without par value will, effective immediately upon the Arrangement, be changed into a TransAtlantic Bermuda Common Share with a par value of US$0.01 each.
Issue of Common Shares	The ABCA requires shares to be issued as fully-paid and non-assessable.	Although not required by the Bermuda Act, the TransAtlantic Bermuda Bye-Laws will require shares to be issued as fully-paid and non-assessable.

Subject Matter	Alberta	Bermuda
Registered Office	The ABCA requires companies to have a registered office in Alberta, Canada. The Corporation’s registered office is in Alberta, Canada.	Under the Bermuda Act, each company must have its registered office in Bermuda. Accordingly, to implement the Arrangement, the Corporation will change its registered office from its current registered office in Calgary, Alberta, to an office located in Bermuda effective immediately upon the completion of the Arrangement.
Appointment of Auditor	The Corporation’s current auditors are KMPG LLP.	The Arrangement will require the appointment of an auditor in accordance with the Bermuda Act to be effective immediately upon completion of the Arrangement. TransAtlantic Bermuda will appoint KPMG LLP, the Corporation’s current auditors, to fulfill this requirement.
Supermajority and Fundamental Changes

Generally, any questions proposed for consideration by the Shareholders must be passed by an ordinary resolution, being a resolution passed by a majority of the votes cast by the Shareholders who voted in respect of that resolution.

Under the ABCA, various extraordinary corporate transactions, must be passed by way of special resolution, being a resolution passed by a majority of not less than two-thirds (2/3) of the votes cast by the Shareholders who voted in respect of that resolution (a “Special Resolution”). These include any: (i) amalgamation, (ii) continuance to another jurisdiction (iii) sale, lease or exchange of all or substantially all the property of the Corporation, (iv) liquidation and dissolution of the Corporation, (v) splitting of a class of shares where more than one class of shares is outstanding, (vi) reduction of stated capital, or (vii) change to the articles of the Corporation. Changes to the articles of the Corporation would include, without limitation: changing the name of the Corporation; increasing or decreasing the minimum or maximum number of directors; creating new classes of shares; adding, changing or removing any rights, privileges, restrictions and conditions in respect of all or any of the Corporation’s shares; changing shares of any class or series into a different number of shares of the same class or series or into

As under the ABCA, under the Bermuda Act, generally, any questions proposed for consideration by the Shareholders shall be decided on a simple majority of votes or by the majority set forth in the bye-laws of the company.

As under the ABCA, the TransAtlantic Bermuda Bye-Laws will require any amalgamation, continuance to another jurisdiction, voluntary winding-up or sale, lease or exchange of all or substantially all of TransAtlantic Bermuda’s property to be approved by the Shareholders by way of a Special Resolution.

Other matters will require a simple majority of votes under Bermuda law including: splitting of a class of shares where more than one class of shares is outstanding; a reduction of issued capital; increasing or decreasing the minimum or maximum number of directors; creating new classes of shares; changing shares of any class or series into a different number of shares of the same class or series; canceling a class or series of shares where there are no issued or outstanding shares of that class or series; adding any restriction on the business that the Corporation may carry on; or adding restrictions on the transfer of shares. No approval of the Shareholders will be required to change the name of TransAtlantic Bermuda.

Subject Matter	Alberta	Bermuda

the same or a different number of shares of other classes or series; canceling a class or series of shares where there are no issued or outstanding shares of that class or series; adding any restriction on the business that the Corporation may carry on; or adding restrictions on the transfer of shares.

In addition, certain solvency tests must be met under the ABCA in order for the Corporation to: (i) acquire its own shares, including by redemption, (ii) reduce the stated capital of any class or series of shares, or (iii) pay dividends.

Pursuant to the TransAtlantic Bermuda Bye-Laws, any alteration or abrogation of all or any of the special rights for the time being attached to any class of shares of TransAtlantic Bermuda will require (i) the consent in writing of 100% of the issued shares of that class or (ii) the approval of the holders of not less than seventy-five percent (75%) of the issued shares of that class, and the necessary quorum for a shareholder meeting to consider such a proposal will be two (2) or more persons holding or representing by proxy the majority of the shares of the relevant class.

In addition, the Bermuda Act grants Shareholders additional protection in circumstances involving a resolution altering TransAtlantic Bermuda’s memorandum, in which case an application may be made to the appropriate court by 20% (in nominal value) of the shareholders of TransAtlantic Bermuda or by 20% of the shareholders of any class of capital within 21 days of passing the resolution altering the memorandum, to have that alteration canceled.

Similar to the ABCA, certain solvency tests must be met under the Bermuda Act in order for TransAtlantic Bermuda to: (i) acquire its own shares, including by redemption, (ii) reduce its share capital, or (iii) pay dividends.

Derivative Actions	Under the ABCA, a security holder, officer, director or creditor of the Corporation or any other person who, in the opinion of the Court, is a proper person may, with leave of the Court, bring a derivative action in the name of, and on behalf of, the Corporation to enforce an obligation owed to the Corporation that could be enforced by the Corporation itself or to obtain damages for any breach of such obligation or to defend in the name of, and on behalf of, the Corporation an action brought against the Corporation.	Class actions and derivative actions are generally not available to Shareholders under the laws of Bermuda. However, the Bermuda Supreme Court will usually permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of continuance and bye-laws, or acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of TransAtlantic Bermuda’s shareholders than those who actually approved it.

Subject Matter	Alberta	Bermuda
Remedies for Oppression	The ABCA provides that a security holder, officer, director or creditor of the Corporation or any other person who, in the opinion of the Court, is a proper person has the right to apply to the Court on the grounds that the Corporation is acting or proposes to act in a way that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any such security holder, officer, director, creditor or other person. On such application, the Court may make such order as it sees fit.	Under section 111 of the Bermuda Act, any shareholder of TransAtlantic Bermuda who complains that the affairs of TransAtlantic Bermuda are being conducted, or have been conducted, in a manner oppressive or prejudicial to the interests of some of the shareholders, including himself, may petition the Bermuda Supreme Court. The Bermuda Supreme Court, if it is of the opinion that to wind up TransAtlantic Bermuda would unfairly prejudice those shareholders but that otherwise the facts would justify the making of a winding up order on just and equitable grounds, may make such order as it thinks fit. Such an order may provide for regulating the conduct of TransAtlantic Bermuda’s affairs in the future or for the purchase of shares of any of its shareholders by other shareholders of TransAtlantic Bermuda or by TransAtlantic Bermuda itself and, in the case of a purchase by TransAtlantic Bermuda itself, for the reduction accordingly of its capital, or otherwise. Bermuda law also provides that TransAtlantic Bermuda shall be wound up by the Bermuda Supreme Court if the Bermuda Supreme Court is of the opinion that it is just and equitable so to do. These provisions are available to minority shareholders seeking relief from the oppressive conduct of majority shareholders and the Bermuda Supreme Court has wide discretion to make such order as it thinks fit. Except as set out above, all other claims against TransAtlantic Bermuda by its shareholders must be based on either the general law of contract or tort applicable in Bermuda.
Right of Dissent and Appraisal	Under the ABCA, the Shareholders have the right to dissent from (i) corporate acts involving certain amendments to the articles, (ii) altering the restrictions, if any,on the business carried on by the Corporation, (iii) the continuance of the Corporation out of the jurisdiction, (iv) statutory amalgamations or (v) a sale by the Corporation of all or substantially all of its property and to exercise their statutory appraisal rights after such dissent,	Appraisal rights similar to the rights granted under the ABCA are generally not available under Bermuda law, except in the case of (i) an amalgamation of TransAtlantic Bermuda with another body corporate; (ii) a minority dissenting to a takeover under section 102 of the Bermuda Act; or (iii) a squeezeout of a minority by a 95% or greater majority under section 103 of the Bermuda Act. However, the TransAtlantic Bermuda Bye-Laws will

Subject Matter	Alberta	Bermuda
	receiving a cash payment for the redemption of their shares.	provide for substantially the same rights of dissent and appraisal as are available under the ABCA.
Meetings on Requisition of Shareholders	Under the ABCA, the board of directors on the requisition of one or more Shareholders holding in the aggregate not less than 5% of the issued and outstanding Common Shares carrying the right to vote must call a general meeting of the Corporation and, if the directors do not call a meeting within 21 days from the date of the deposit of the requisition, the requisitionists may call a shareholders’ meeting.	The Bermuda Act provides that special meetings of the Shareholders may be called only on the requisition of Shareholders holding at the date of the deposit of the requisition not less than 10% of the paid-up capital of TransAtlantic Bermuda as at the date of the deposit carries the right of voting at general meetings of TransAtlantic Bermuda. If the directors do not within 20 days from the date of the deposit of the requisition proceed duly to convene a meeting, the requisitionists, or any of them, representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from said date.
Shareholder Quorum	Under the ABCA, a quorum for an annual general meeting of shareholders of a corporation is a holder or holders of a majority of the shares entitled to vote at the meeting present in person or represented by proxy, unless its by-laws otherwise provide. The Corporation’s by-laws provide that the quorum for meetings of Shareholders is at least two persons present in person or represented by proxy, holding not less than 10% of the Common Shares entitled to vote at the meeting.	Under the Bermuda Act, a company may set the quorum in the company’s bye-laws provided it is at least one individual. The TransAtlantic Bermuda Bye-Laws will adopt the same quorum requirements as the current by-laws of the Corporation, except that the TransAtlantic Bermuda Bye-Laws require a higher quorum for any meeting to consider a proposal to alter or abrogate any special rights attached to shares of TransAtlantic Bermuda. See “—Supermajority and Fundamental Changes.”
Place of Meetings	The ABCA generally requires all meetings of shareholders to be held at any location in Alberta unless the articles provide that meetings may be held outside Alberta. The current articles of the Corporation do not specify where shareholder meetings may be held. As a result, all shareholder meetings of the Corporation must be held in Alberta.	The Bermuda Act permits, and the TransAtlantic Bermuda Bye-Laws will provide, for meetings to be held at any place and time as set forth in the notice of meeting.
Notice of Meetings	Under the ABCA, the Corporation must give not less than 21 days and not more than 50 days notice of a meeting of shareholders.	The Bermuda Act provides that a minimum of five days notice is required to be given of a meeting of the shareholders of a company. The TransAtlantic Bermuda Bye-Laws will require that both annual general meetings and special general meetings be called by not less than 21 clear days’ notice in writing.

Subject Matter	Alberta	Bermuda
Shareholder Proposals	Generally under the ABCA, a Shareholder who has owned at least 1% of the Common Shares for at least six months and has the support of at least 5% of the Shareholders may submit to the Corporation notice of any matter related to the business or affairs of the Corporation that the Shareholder proposes to raise at a shareholder meeting (a “Proposal”). If a Proposal is submitted to the Corporation at least 90 days before the anniversary date of the previous annual meeting of shareholders, then subject to certain conditions, the Corporation shall include the Proposal in the management proxy circular to be sent in connection with the meeting. A Shareholder is also entitled to discuss at a meeting any matter in respect of which the Shareholder would have been entitled to submit a Proposal. A Proposal may include nominations for the election of directors if the Proposal is signed by one or more registered or beneficial Shareholders representing in the aggregate not less than 5% of the Common Shares or 5% of the shares of a class of shares of the Corporation entitled to vote at the meeting. These requirements for Proposals do not preclude nominations for the election of directors being made by any registered Shareholder, or proxy therefor, at a meeting of shareholders.

Under the Bermuda Act and the TransAtlantic Bermuda Bye-Laws, a resolution, including a resolution to elect a director, will only be put to a vote at a meeting of the Shareholders if: (i) it is proposed by or at the direction of the board of directors; (ii) it is proposed at the direction of the Supreme Court of Bermuda; (iii) the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting; or (iv) it is proposed on the requisition in writing of either: (a) any number of Shareholders representing not less than 5% of the total voting rights of TransAtlantic Bermuda or (b) not less than 100 Shareholders. A requisition by the Shareholders must be deposited with the registered office of TransAtlantic Bermuda not less than six weeks before a Shareholders meeting, provided that if the requisition has been deposited and an annual general meeting of shareholders is called for a date six weeks or less after such deposit, the requisition will be deemed to be properly deposited. These requirements preclude nominations for the election of directors being made by a Shareholder at a meeting of shareholders called to elect directors, unless the written requisition has been properly deposited as set forth above in advance of the meeting.

TransAtlantic Bermuda will also continue to be subject to SEC securities legislation in the United States, which provides for advance notice requirements for proposals submitted by Shareholders to be considered at an annual meeting of shareholders or to be included in the information circular for such annual meeting.

Vacancies on the Board of Directors

Under the ABCA, a quorum of directors of the Corporation may fill a vacancy among the directors, except the following vacancies, which must be filled by the Shareholders: (i) a vacancy resulting from an increase in the number or minimum number of directors or (ii) a vacancy resulting from a failure to elect the number or minimum number of directors required by the articles.

Under the Bermuda Act, so long as a quorum of directors remains in office, any vacancy occurring in the board of directors may be filled by such directors as remain in office, including any vacancies in the board not filled at any general meeting of shareholders or vacancies created by an increase in the number of directors.

Subject Matter	Alberta	Bermuda

Pursuant to the current by-laws of the Corporation, the number of directors of the Corporation, within the range set forth in the Corporation’s articles, is determined by ordinary resolution of the Shareholders or in the absence thereof, by resolution of the directors.

Pursuant to the TransAtlantic Bermuda Bye-Laws, the number of directors, within the range set forth therein, is determined by resolution of the Board.
Residence of Directors	The ABCA provides that at least half of the directors of the Corporation must be resident Canadians.	The Bermuda Act does not require a listed company to have resident directors in Bermuda, but it must appoint a resident representative.
Conflicts of Interest	The ABCA provides that, in the event that a director (i) is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation, or (ii) is a director or an officer of or has a material interest in any person who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided by the ABCA. Provided that disclosure of such material contract or material interest is made, the contract or transaction is approved by the non-interested directors and the contract or transaction is reasonable and fair to the Corporation at the time it is approved, a director with an interest in the contract or transaction may be present at or counted to determine the presence of a quorum at the meeting at which such transaction or arrangement is considered by the Board of Directors.	Under the TransAtlantic Bermuda Bye-Laws, a director who has an interest in a transaction or arrangement with TransAtlantic Bermuda, or in which TransAtlantic Bermuda is otherwise interested, may be counted in the quorum and may vote at any meeting at which such transaction or arrangement is considered by the Board of Directors provided that the director has disclosed his interest in such transaction or arrangement.
Solicitation of Proxies	The ABCA requires the Corporation to solicit proxies, concurrently with providing notice of a meeting of shareholders, by sending a form of proxy to each Shareholder who is entitled to receive notice of the meeting.	The Bermuda Act does not require companies to solicit proxies. However, TransAtlantic Bermuda will continue to be subject to the Exchange Act and the provisions thereunder, which will require TransAtlantic Bermuda to solicit proxies and send a form of proxy to each Shareholder in connection with shareholder meetings. Although TransAtlanticBermuda will also continue to be a reporting issuer under the securities legislation in Alberta, British Columbia and Ontario, management expects that TransAtlantic

Subject Matter	Alberta	Bermuda
Bermuda will be considered to be an “SEC foreign issuer” pursuant to such securities legislation. As an “SEC foreign issuer,” TransAtlantic Bermuda will generally be deemed to satisfy various disclosure and reporting requirements under Alberta, British Columbia and Ontario securities laws by complying with the requirements of federal securities laws in the United States, including those requiring the sending of certain documents to securityholders, and filing with the Alberta, British Columbia and Ontario securities commissions those documents which it files with or furnishes to the SEC.
Right to Demand a Poll	Under the ABCA, any one Shareholder present in person or represented by proxy at a shareholder meeting may demand a ballot for purposes of voting at such meeting.	Under the Bermuda Act, a demand for a poll may only be made by the Chairman of the meeting, by at least three Shareholders present in person or represented by proxy at a shareholder meeting or by any Shareholder or Shareholders present in person or represented by proxy at a shareholder meeting and holding between them not less than 10% of the total TransAtlantic Bermuda Common Shares entitled to vote at such meeting.
Indemnification of Directors and Officers

The ABCA imposes a fiduciary duty on every director and officer of the Corporation to act honestly and in good faith with a view to the best interests of the Corporation.

Under the ABCA, the Corporation may indemnify a director or officer, or former directors or officers, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation, only if such person satisfied such fiduciary duty and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing such person’s conduct was lawful.

The Bermuda Act also imposes a fiduciary duty on every director and officer of TransAtlantic Bermuda to act honestly and in good faith with a view to the best interests of TransAtlantic Bermuda.

Bermuda law permits, and the TransAtlantic Bermuda Bye-Laws will provide, that TransAtlantic Bermuda may indemnify a director or officer in respect of any loss arising or liability attaching to such person by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the person may be guilty in relation to the company or any subsidiary thereof. TransAtlantic Bermuda may also exempt a director or officer for liability in respect of such matters. TransAtlantic Bermuda may not indemnify its directors or officers against or exempt them from any liability that may arise as a result of fraud or dishonesty on the part of that person.

Subject Matter	Alberta	Bermuda

The TransAtlantic Bermuda Bye-Laws also contain a waiver by TransAtlantic Bermuda and each of the shareholders of any claim or right of action against the directors and officers for any action taken by the directors or officers or the failure of such persons to take any action in the performance of their duties with or for TransAtlantic Bermuda, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of such persons or to recover any gain, personal profit or advantage to which such persons are not legally entitled.

Amendments to Bye-Laws	The Board may, by resolution, amend or repeal the Corporation’s current bylaws. If it does, the Board must then submit such amendment or repeal to the Shareholders at the next meeting of Shareholders, and the Shareholders may, by ordinary resolution, confirm, reject or amend the amendment or repeal.

The TransAtlantic Bermuda Bye-Laws may be revoked or amended only by the Board, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent meeting of the Shareholders by a simple majority of the votes cast by Shareholders at such meeting, except that the revocation or amendment by the Board of provisions dealing with any of the following matters will require the approval by resolution of Shareholders holding not less than 80% of the issued and outstanding TransAtlantic Bermuda Common Shares entitled to vote at a general meeting of Shareholders:

•       the approvals required to increase the authorized share capital of TransAtlantic Bermuda;

•       the approvals required to make alterations to the share capital of TransAtlantic Bermuda;

•       the approvals required to reduce the issued share capital or any share premium account of TransAtlantic Bermuda;

•       the appointment and removal of directors of TransAtlantic Bermuda;

•       the resignation and disqualification of directors of TransAtlantic Bermuda;

•       the approvals required for the amalgamation of TransAtlantic Bermuda;

Subject Matter	Alberta	Bermuda

•        the approvals required for the continuation of TransAtlantic Bermuda out of Bermuda;

•        the approvals required for the sale of all or substantially all of TransAtlantic Bermuda’s property;

•        shareholders’ rights of dissent and appraisal;

•        the approvals required for altering or abrogating all or any of the special rights attached to any class of shares;

•        the approvals required for the voluntary winding up of TransAtlantic Bermuda; or

•        the approvals required for the revocation or alteration of the TransAtlantic Bermuda Bye-Laws.

The foregoing provisions generally contain some of the statutory rights of Shareholders that are currently provided under the ABCA.

PROCEDURE FOR THE ARRANGEMENT TO BECOME EFFECTIVE

Procedural Steps

The Arrangement is proposed to be carried out pursuant to section 193 of the ABCA on the terms and conditions set forth in the Plan of Arrangement. The following procedural steps must be taken in order for the Arrangement to become effective:

1.	the Arrangement Resolution must be approved by the Shareholders in the manner set forth in the Interim Order;

2.	the Court must grant the Final Order approving the Arrangement;

3.	all conditions to the completion of the Arrangement must be satisfied, including approval by the Registrar of the Continuance upon being satisfied that the Continuance will not adversely affect creditors or Shareholders and that either the laws of Bermuda or the TransAtlantic Bermuda Bye-Laws contain remedies for Shareholders that are equivalent to the remedies available to Shareholders under the ABCA for oppressive conduct of the Corporation, derivative actions and dissenting and appraisal rights;

4.	the Final Order and Articles of Arrangement in the form prescribed by the ABCA must be filed with the Registrar; and

5.	the Memorandum of Continuance must be filed in Bermuda and a Certificate of Continuance obtained under the laws of Bermuda.

On or following the Effective Date, TransAtlantic Bermuda will file the Certificate of Continuance with the Registrar, who will then issue a Certificate of Discontinuance under the ABCA.

Shareholder Approval

Pursuant to the terms of the Interim Order, the Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting. Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board of Directors, without further notice to or approval of the Shareholders, to decide not to proceed with the Arrangement and to revoke the Arrangement Resolution for any reason at any time prior to the Arrangement becoming effective pursuant to the provisions of the ABCA. See “Approval of the Arrangement Resolution” for the full text of the Arrangement Resolution.

Court Approval

On [—][—], 2009, the Corporation obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. The Interim Order is attached as Appendix “B” to this Information Circular. Subject to the Board’s discretion not to proceed, if the Arrangement Resolution is approved at the Meeting in the manner required by the Interim Order, the Corporation will make application to the Court for approval of the Arrangement and the Final Order at the Calgary Courts Centre, 601—5th Street SW, Calgary, Alberta on [—][—], 2009, at [—] (Calgary time) or as soon thereafter as counsel may be heard. The Notice of Petition for the Final Order accompanies this Information Circular. At the hearing, any Shareholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon the Corporation a Notice of Intention to Appear, including an address for service and indicating whether such Shareholder or other interested party intends to support or oppose the application or make submissions thereat, together with a summary of the position such Shareholder or other interested party intends to advocate before the Court and any evidence or materials which such party intends to present to the Court on or before 4:00 p.m. (Calgary time) on [—][—], 2009. Service of such notice shall be effected by service upon the solicitors for the Corporation: Macleod Dixon LLP, 3700, 400—3rd Avenue SW, Calgary, Alberta T2P 4H2, Attention: Steven H. Leitl. See the “Notice of Petition” included with this Information Circular.

The Corporation has been advised by its counsel that the Court has broad discretion under the ABCA when making orders with respect to the Arrangement and that the Court, in hearing the application for the Final Order, will consider, among other things, the fairness of the terms and conditions of the Arrangement, and procedures relating thereto, both from a substantive and procedural point of view, to the Shareholders and any other interested party as the Court determines appropriate. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court may determine appropriate. Under Canadian law for the Court to grant the Final Order, the Court must conclude, among other things, that the Arrangement is fair and reasonable. The Corporation may determine not to proceed with the Arrangement in the event that any amendment ordered by the Court is not satisfactory to it.

Stock Exchange Listing

The Common Shares are listed and posted for trading on the TSX under the symbol “TNP.” The TSX has conditionally approved the substitutional listing of the TransAtlantic Bermuda Common Shares on the TSX under the same symbol, subject to the Corporation fulfilling all of the requirements of the TSX.

Securities Laws Matters

Canada

Any restrictions on the resale of securities of the Corporation applicable under Canadian securities laws before the Arrangement will continue to apply after completion of the Arrangement.

United States

The Arrangement has not been and will not be registered under the Securities Act, but will be made in accordance with an exemption from the registration requirements of the Securities Act set forth in Section 3(a)(10) of the Securities Act. The Corporation will advise the Court that its approval of the Arrangement will be relied upon by the Corporation as a court approval of the Arrangement for the purpose of qualifying for the exemption from the registration requirements of the Securities Act. In connection with the Arrangement, each Common Share outstanding immediately prior to the Arrangement shall become and remain as one TransAtlantic Bermuda Common Share. These TransAtlantic Bermuda Common Shares will not be “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, and, therefore, the holding period condition of Rule 144(d) will not be affected by the Arrangement. As a result, after the Arrangement under U.S. federal securities laws, holders of TransAtlantic Bermuda Common Shares who are not affiliates of the Corporation may resell their TransAtlantic Bermuda Common Shares to the same extent they were entitled to resell their Common Shares prior to the Arrangement.

“Affiliates” are generally defined as persons who control, are controlled by or are under common control with the Corporation and will generally include the directors, executive officers and certain large shareholders of the Corporation. Affiliates of the Corporation who will hold TransAtlantic Bermuda Common Shares as a result of the Arrangement may not publicly resell the shares without registration under the Securities Act, except pursuant to the provisions of Rule 144 or another exemption from registration under the Securities Act. Options and warrants issued pursuant to the Arrangement will also be exempt from registration pursuant to Section 3(a)(10), but the later exercise or conversion of such options and warrants will not be exempt under Section 3(a)(10) and, absent subsequent registration of their disposition or the existence of an applicable exemption, will be “restricted securities.”

The foregoing discussion of Canadian and U.S. securities laws and their application to issuances and transfers of the TransAtlantic Bermuda Common Shares is necessarily general and accordingly is not intended and should not be relied upon as legal advice. Therefore, Shareholders should consult with their legal advisors regarding applicable resale restrictions relating to TransAtlantic Bermuda Common Shares after the Arrangement.

Judicial Developments

The Plan of Arrangement will be implemented pursuant to section 193 of the ABCA, which provides that, where impractical for a corporation to effect an arrangement under any other provisions of the ABCA, a corporation may apply to the Court for an order approving the arrangement proposed by such corporation. Pursuant to this section of the ABCA, such an application will be made by the Corporation for approval of the Arrangement. See “Procedure for the Arrangement to Become Effective—Court Approval” above. Although there have been a number of judicial decisions concerning this section and applications to various arrangements, there have not been, to the knowledge of the Corporation, any recent significant decisions which would apply in this instance.

Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement.

Timing

The Arrangement will become effective upon (i) the filing with the Registrar of a copy of the Final Order and the Articles of Arrangement; and (ii) the filing of the Memorandum of Continuance under the laws of Bermuda. If the Meeting is held as scheduled and not adjourned, and the Arrangement Resolution is approved by the Shareholders as required by the Interim Order, the Corporation will apply to the Court for the Final Order. If the Final Order, in form and substance satisfactory to the Corporation, as well as the required approval of the Registrar, are obtained by [—][—], 2009, the Corporation expects the Effective Date will be [—][—], 2009. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court in the hearing of the application for the Final Order.

Share Certificates Following the Arrangement

Upon completion of the Arrangement, the Shareholders (other than Dissenting Shareholders) will hold TransAtlantic Bermuda Common Shares as of the Effective Date without further act or formality. The existing share certificates representing Common Shares will not be canceled but will represent the TransAtlantic Bermuda Common Shares as of the Effective Time. Shareholders may, but are not required to, surrender their Common Share certificates to the Transfer Agent if they wish to receive certificates representing TransAtlantic Bermuda Common Shares.

As soon as practicable following the Effective Date, TransAtlantic Bermuda will cause the Transfer Agent to mail letters of transmittal to all registered Shareholders. Those registered Shareholders who wish to receive new share certificates must duly complete a letter of transmittal and surrender their existing share certificates representing Common Shares to the Transfer Agent in accordance with the instructions contained therein. Upon receipt by the Transfer Agent of a properly completed letter of transmittal from a Shareholder, together with certificates representing Common Shares, certificates representing TransAtlantic Bermuda Common Shares will then be delivered to such Shareholder in accordance with the instructions provided in the letter of transmittal. Should a registered Shareholder who surrenders a Common Share certificate to the Transfer Agent wish to register the certificate representing TransAtlantic Bermuda Common Shares in a different name than that which is shown on such surrendered Common Share certificate, such Common Share certificate must be endorsed or be accompanied by an appropriate securities transfer power of attorney duly and properly completed by the registered Shareholder, with the signature on the endorsement panel, or securities transfer power of attorney Medallion guaranteed by an Eligible Institution.

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

The following summaries are of a general nature only and are not intended to be, nor should they be construed to be, legal, business or tax advice to any particular Shareholder, and no representations with respect to the income tax consequences to any particular Shareholder are made. Accordingly, Shareholders should consult their own tax advisors with respect to their particular circumstances.

Certain Canadian Federal Income Tax Considerations

The following describes the principal Canadian federal income tax considerations generally applicable to Shareholders relative to the Arrangement, to the Continuance and to the Corporation ceasing to be resident in Canada for purposes of the Tax Act. In order to cease to be resident in Canada, in addition to effecting the Continuance, the Corporation must ensure that its central management and control is not exercised in Canada. This summary assumes that, following the Arrangement, the Corporation will cease to be resident in Canada for purposes of the Tax Act.

This summary is applicable only to Shareholders who at all relevant times, for purposes of the Tax Act, hold the Common Shares/TransAtlantic Bermuda Common Shares as capital property and deal at arm’s length and are not affiliated with the Corporation/TransAtlantic Bermuda. Generally, the Common Shares/TransAtlantic Bermuda Common Shares will be considered to be capital property to a person, provided the person does not hold the Common Shares/TransAtlantic Bermuda Common Shares in the course of carrying on a business and has not acquired the Common Shares/TransAtlantic Bermuda Common Shares in one or more transactions considered to be an adventure in the nature of trade. Shareholders who do not hold the Common Shares as capital property should consult their own tax advisors regarding their particular circumstances.

This summary is not applicable to Shareholders: (i) in respect of whom the Corporation/TransAtlantic Bermuda will at any time be a “foreign affiliate” within the meaning of the Tax Act; (ii) who use or hold, or may be deemed to use or hold, their Common Shares/TransAtlantic Bermuda Common Shares in connection with a trade or business carried on in Canada; or (iii) who are insurers or financial institutions subject to the mark-to-market rules in the Tax Act. Accordingly, such Shareholders should consult their own tax advisers regarding their particular circumstances.

This summary is based on the provisions of the Tax Act and regulations thereunder in force as at the date hereof and on the published administrative policies of the CRA. This summary takes into account all specific proposed changes to the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance of Canada prior to the date hereof. This summary assumes that such proposals will be enacted in substantially the form currently proposed, but no assurances can be given in this regard. This summary does not take into account any other changes in law, whether by judicial, governmental or legislative decision or action, nor any provincial, territorial or foreign income tax considerations. This summary is not exhaustive of all possible Canadian federal income tax considerations.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Shareholders should consult their own tax advisers for advice with respect to their particular circumstances.

Consequences to Shareholders Accepting the Arrangement

Tax Consequences of the Arrangement

The Arrangement will not result in a disposition by the Shareholders of the Common Shares for the purposes of the Tax Act, whether the Shareholders are resident in Canada or elsewhere.

Tax Consequences Following the Arrangement

Shareholders Resident in Canada. Following the Arrangement, where a holder of TransAtlantic Bermuda Common Shares who is, or is deemed to be, resident in Canada (a “Resident Shareholder”) subsequently disposes or is deemed to have disposed of the TransAtlantic Bermuda Common Shares, such disposition will generally result in a capital gain (or capital loss) to the Resident Shareholder to the extent that the proceeds of disposition of such TransAtlantic Bermuda Common Shares, net of reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares. The adjusted cost base of TransAtlantic Bermuda Common Shares will be the same as the adjusted cost base of the Common Shares which became such TransAtlantic Bermuda Common Shares as a result of the Continuance.

One-half of a capital gain realized by a Resident Shareholder from a disposition or deemed disposition of TransAtlantic Bermuda Common Shares must be included in computing the Resident Shareholder’s income as a taxable capital gain. One-half of a capital loss realized in a taxation year from a disposition or deemed disposition of TransAtlantic Bermuda Common Shares may be deductible as an allowable capital loss against taxable capital gains realized in that year, and to the extent such allowable capital losses exceed taxable capital gains in the year, may be applied in the three previous taxation years or any subsequent taxation year, subject to certain restrictions contained in the Tax Act.

Resident Shareholders who receive dividends on the TransAtlantic Bermuda Common Shares will be required to include the amount of such dividends in computing their income and will not be entitled to the preferential treatment generally afforded dividends received from taxable Canadian corporations. Specifically, dividends received by individuals who are resident in Canada will not be eligible for the gross-up and dividend tax credit provided under the Tax Act, and Resident Shareholders that are corporations will not be entitled to the deduction for intercorporate dividends. A Resident Shareholder that is a “Canadian-controlled private corporation” within the meaning of the Tax Act is liable to pay a 6 2/3% refundable tax on its aggregate investment income, including dividends. Foreign withholding tax, if any, will generally be eligible for foreign tax credit or deduction treatment under the Tax Act.

Foreign Property Reporting. Once the Corporation ceases to be resident in Canada, its securities will constitute foreign property for the purposes of determining whether or not a Resident Shareholder is subject to the special reporting requirements under the Tax Act in respect of foreign property holdings. Such reporting requirements generally arise where the aggregate cost amount of all “specified foreign property” (as defined in the Tax Act) held by a Resident Shareholder, including the TransAtlantic Bermuda Common Shares, exceeds CDN$100,000. Accordingly, Resident Shareholders should consult their own advisors to determine whether they will be subject to foreign property reporting in respect of the ownership of TransAtlantic Bermuda Common Shares.

Foreign Investment Entity Rules. The Canadian Minister of Finance has released draft legislation to amend the Tax Act to implement a proposal concerning the taxation of certain holdings in “foreign investment entities.” Generally, a non-resident corporation will be a “foreign investment entity” for theses purposes as at any time in a particular taxation year unless at the end of the taxation year either (i) the carrying value of the corporation’s investment properties is not greater than one-half of the carrying value of all of its properties; or (ii) the corporation’s principal business is not an investment business. Detailed rules are proposed in respect of each of these tests.

If TransAtlantic Bermuda is or were to become a “foreign investment entity,” a Canadian resident who holds TransAtlantic Bermuda Common Shares could, subject to certain exceptions, be required to take into account in computing income, on an annual basis, certain amounts in respect of the income of TransAtlantic Bermuda or the value of the TransAtlantic Bermuda Common Shares. The Canadian Minister of Finance has indicated that the proposed new rules would generally apply for taxation years beginning after 2006. However, the proposed rules have not been enacted into law and may undergo further amendments. Accordingly, a Shareholder should consult such holder’s own tax advisors in connection with these rules.

Shareholders Not Resident in Canada. Following the Arrangement, where a holder of TransAtlantic Bermuda Common Shares is not, or is deemed not to be, resident in Canada for purposes of the Tax Act (a “Non- Resident Shareholder”) subsequently disposes of or is deemed to have disposed of the TransAtlantic Bermuda Common Shares, such disposition will generally not give rise to any capital gains subject to tax under the Tax Act provided that the TransAtlantic Bermuda Common Shares held by the Non-Resident Shareholder do not constitute “taxable Canadian property” for the purposes of the Tax Act or such gains are exempt from Canadian tax pursuant to the provisions of an applicable income tax treaty. Since the majority of the fair market value of the assets of the Corporation are properties situated outside of Canada, the TransAtlantic Bermuda Common Shares should not constitute taxable Canadian property after the Arrangement, unless such particular Non-Resident Shareholder obtained their Common Shares in the course of a transaction the result of which was to deem the Common Shares, and therefore the TransAtlantic Bermuda Common Shares, to perpetually be taxable Canadian property.

Non-Resident Shareholders will not be subject to Canadian withholding tax on dividends paid on the TransAtlantic Bermuda Common Shares.

Consequences to Dissenting Shareholders

The appropriate income tax treatment of an amount received by a Shareholder who exercises the right to dissent in respect of the Arrangement is not clear. However, it is the CRA’s administrative position that the entire amount received on a redemption or purchase for cancellation of shares of a non-resident corporation is proceeds of a disposition. On this basis, and assuming that the Corporation is not resident in Canada for purposes of the Tax Act at such time as it purchases the Common Shares held by a dissenting Resident Shareholder, such Resident Shareholder will realize a capital gain (or capital loss) to the extent that the amount received, net of any reasonable costs of disposition, exceed (or are exceeded by) the Resident Shareholder’s adjusted cost base of such Common Shares. On the same basis, and assuming that the Corporation is not resident in Canada for purposes of the Tax Act at such time as it purchases the Common Shares held by a dissenting Non-Resident Shareholder, such disposition will generally not give rise to any capital gains subject to tax under the Tax Act provided that the Common Shares held by the Non-Resident Shareholder are not “taxable Canadian property” for the purposes of the Tax Act or such gains are exempt from Canadian tax pursuant to the provisions of an applicable income tax treaty. See the discussion under the heading “Tax Consequences Following the Arrangement—Shareholders Not Resident in Canada” for a discussion whether the Common Shares will be taxable Canadian property to Non-Resident Shareholders who accept the Arrangement. Dissenting Resident and Non-Resident Shareholders should consult their own tax advisers as to the tax consequences to them of exercising their dissent rights in these circumstances.

Consequences to Deferred Income Plans

Provided the TransAtlantic Bermuda Common Shares are listed on a designated stock exchange (which includes the TSX), and subject to the terms of the particular plan or fund, the TransAtlantic Bermuda Common Shares will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans, and tax free savings accounts, provided that in the case of a trust governed by a tax free savings account, the holder of the tax-free savings account does not have a significant interest (within the meaning of the Tax Act) in TransAtlantic Bermuda or a corporation, partnership or trust with which TransAtlantic Bermuda does not deal at arm’s length for the purposes of the Tax Act.

Consequences to the Corporation

The Corporation will be deemed to have a year-end immediately before it ceases to be resident in Canada for purposes of the Tax Act. The Corporation will be deemed, immediately before the Corporation’s deemed year end, to have disposed of each property owned by it for proceeds equal to the fair market value of that property, and will be subject to tax on any resulting net income. Management of the Corporation, together with its professional advisors, will determine the fair market value of the Corporation’s property for these purposes. Management of the Corporation does not anticipate that the deemed year end or the deemed disposition of the Corporation’s assets at fair market value will result in any material adverse Canadian income tax consequences to the Corporation. However, the CRA may not accept the Corporation’s determination of fair market value of its property. In the event that the CRA’s determination stands, the tax consequences to the Corporation resulting from the deemed disposition may differ significantly from those currently anticipated by management.

Upon ceasing to be resident in Canada, the Corporation will also be required to pay a special “branch tax” equal to 25% of the excess of the fair market value of its property over the “paid-up capital” (as defined in the Tax Act) of its outstanding Common Shares and its liabilities. Management of the Corporation, together with its professional advisors, will determine the fair market value of the Corporation’s property and the paid-up capital of its Common Shares for these purposes. Management believes that the paid-up capital of the Corporation’s Common Shares and its liabilities exceeds the fair market value of its property and therefore management does not anticipate that any additional tax will be payable in connection with the Arrangement. However, the CRA may not accept the Corporation’s determination of the fair market value of its property. In the event that the CRA’s determination stands, the tax consequences to the Corporation resulting from the “branch tax” may differ significantly from those currently anticipated by management.

Once it ceases to be resident in Canada for purposes of the Tax Act, the Corporation will no longer be subject to Canadian tax on its worldwide income. However, as a non-resident of Canada, the Corporation will be subject to Canadian tax on income from businesses carried on by it in Canada, certain income from Canadian source property and from the disposition of taxable Canadian property. Management of the Corporation does not anticipate that TransAtlantic Bermuda will carry on any businesses in Canada, nor will it hold any taxable Canadian property or any other property situated in Canada.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences associated with the Arrangement to the Corporation and the U.S. Shareholders (as defined below). This summary is based upon current provisions of the Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all in effect as of the date hereof. These authorities may change at any time, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences that differ from those described below.

This summary does not purport to be a comprehensive description of all of the U.S. federal income tax consequences associated with the Arrangement. Except where noted, this summary deals only with U.S. Shareholders who hold their Common Shares as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to U.S. Shareholders who are subject to special treatment under the U.S. federal income tax laws (including but not limited to banks and other financial institutions, insurance companies, dealers in securities or foreign currency, traders that have elected mark-to-market accounting, tax-exempt organizations, certain former citizens or residents of the United States, persons that hold Common Shares as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment, or U.S. Shareholders that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those described below. In addition, this summary does not discuss any state or local tax consequences associated with the Arrangement. Further, this summary is not applicable to U.S. persons who hold options to acquire Common Shares. Such U.S. persons should consult their own tax advisors regarding the federal, state, local and other tax considerations of participating in the Arrangement.

For purposes of this summary, a “U.S. Shareholder” is a beneficial owner of Common Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) in general, it was in existence on August 20, 1996, was treated as a U.S. person under the Code on the previous day, and made an election to continue to be so treated.

NO ADVANCE INCOME TAX RULING HAS BEEN SOUGHT OR OBTAINED (NOR WILL ANY SUCH RULING BE SOUGHT OR OBTAINED) FROM THE INTERNAL REVENUE SERVICE REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ARRANGEMENT.

U.S. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. TAX LAWS TO THEIR OWN PARTICULAR SITUATION INCLUDING ESTATE, GIFT, AND STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS ANY CONSEQUENCES TO THEM ARISING UNDER THE LAWS OF ANY OTHER COUNTRY OR OTHER TAXING REGIME OR JURISDICTION THAT MAY APPLY TO THEM.

General

The Arrangement should constitute a reorganization under Section 368(a)(1)(F) of the Code. The summary below assumes that the Arrangement will be treated as such for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences to the Corporation

Pursuant to Section 367(b) of the Code and the Treasury regulations thereunder, the Corporation will be treated as transferring all of its assets to TransAtlantic Bermuda in exchange for TransAtlantic Bermuda Common Shares and the assumption by TransAtlantic Bermuda of all the Corporation’s liabilities, and then as distributing all of the TransAtlantic Bermuda Common Shares to the Shareholders in exchange for their Common Shares. Because this will occur pursuant to a plan of reorganization under Section 368(a)(1)(F) of the Code, the Corporation will not recognize any gain or loss for U.S. income tax purposes.

U.S. Federal Income Tax Consequences to U.S. Shareholders

Consequences to U.S. Shareholders owning less than 5 percent of TransAtlantic Bermuda

Subject to the discussion below relating to passive foreign investment companies, under Section 367 of the Code and the Treasury regulations thereunder, U.S. Shareholders who own, directly and by attribution, less than five percent (5%) of the TransAtlantic Bermuda Common Shares immediately after the Arrangement will recognize no gain or loss upon exchanging their Common Shares solely for TransAtlantic Bermuda Common Shares. The tax basis of the TransAtlantic Bermuda Common Shares received by U.S. Shareholders as a result of the Arrangement will be equal to the tax basis that the U.S. Shareholders have in their Common Shares. The holding period for the TransAtlantic Bermuda Common Shares received by the U.S. Shareholders will include the period those shareholders held their Common Shares prior to the Arrangement.

Consequences to U.S. Shareholders owning 5 percent or more of TransAtlantic Bermuda

Pursuant to Section 367 of the Code and the Treasury regulations thereunder, U.S. Shareholders who own, directly and by attribution, five percent (5%) or more of the TransAtlantic Bermuda Common Shares immediately after the Arrangement may be required to file with the Internal Revenue Service a “gain recognition agreement” in order to defer (subject to the discussion below concerning certain rules relating to passive foreign investment companies and controlled foreign corporations) the gain, if any, realized, upon exchanging their Common Shares solely for TransAtlantic Bermuda Common Shares. Although we believe such U.S. Shareholders would not be required to file a gain recognition agreement to defer their gain, Treasury regulations with respect to this issue are unclear. Consequently, each such U.S. Shareholder should consult its own tax advisors to determine whether to file such an agreement. The tax basis of the TransAtlantic Bermuda Common Shares received by U.S. Shareholders in exchange for their Common Shares generally will be equal to their tax basis in the Common Shares exchanged. The holding period for the TransAtlantic Bermuda Common Shares received by the U.S. Shareholders generally will include the period those shareholders held their Common Shares prior to the Arrangement.

Consequences to U.S. Shareholders on receiving dividends from TransAtlantic Bermuda

Subject to certain rules relating to passive foreign investment companies and controlled foreign corporations, a U.S. Shareholder generally will be required to include in gross income as ordinary income the amount of any distribution paid on TransAtlantic Bermuda Common Shares to the extent the distribution is paid out of TransAtlantic Bermuda’s current and/or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of those earnings and profits will be applied first to reduce the U.S. Shareholder’s tax basis in its TransAtlantic Bermuda Common Shares and any remaining excess will constitute gain from a deemed sale or exchange of such shares.

Passive Foreign Investment Company Considerations

Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that constitute “passive foreign investment companies.” A company is classified as a passive foreign investment company for any taxable year during which either (i) seventy-five percent (75%) or more of its gross income for such taxable year is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such taxable year, fifty percent (50%) or more (by value) of its assets either produce or are held for the production of passive income. For purposes of this calculation, a company is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a twenty-five percent (25%) interest.

The test for determining passive foreign investment company status is applied annually. Therefore it is possible to alternate between being a passive foreign investment company and not being a passive foreign investment company. Management believes that the Corporation is not currently a passive foreign investment company. However, the Corporation may have been a passive foreign investment company during one or more of its prior taxable years, or may become a passive foreign investment company in the future.

Classification of the Corporation and/or TransAtlantic Bermuda as a passive foreign investment company during a period when a U.S. Shareholder held Common Shares or holds TransAtlantic Bermuda Common Shares (any such U.S. Shareholder, a “PFIC shareholder”) may result in a number of unfavorable U.S. federal income tax consequences. In this regard, gain (but not loss) recognized by the PFIC shareholder upon the sale, exchange or redemption of an equity interest in the Corporation and/or TransAtlantic Bermuda and certain distributions from the Corporation and/or TransAtlantic Bermuda generally would be treated as “excess distributions.” Further, the portion of a distribution treated as an excess distribution and any gain realized from the sale, exchange or redemption of such an interest generally would be subject to the tax imposed on excess distributions under the passive foreign investment company provisions of the Code, unless an election was made to treat the Corporation and/or TransAtlantic Bermuda as a qualifying electing fund.

Notwithstanding the foregoing, no gain or loss generally will result to a PFIC shareholder as a result of the Arrangement because the Arrangement will constitute a reorganization under Section 368(a)(1)(F) of the Code. However, the rules relating to passive foreign investment companies described above will continue to apply to any PFIC shareholder who holds TransAtlantic Bermuda Common Shares.

Notwithstanding the foregoing, if the Corporation and/or TransAtlantic Bermuda constitute a passive foreign investment company and a controlled foreign corporation, the Corporation and/or TransAtlantic Bermuda will not be treated as a passive foreign investment company with respect to the CFC shareholders (as defined below).

Controlled Foreign Corporation Considerations

If more than fifty percent (50%) of the stock of the Corporation and/or TransAtlantic Bermuda is owned, directly, indirectly, or constructively, by one or more U.S. Shareholders that each owns, directly or indirectly, ten percent (10%) or more of the total combined voting power of all classes of the Corporation’s and/or TransAtlantic Bermuda stock entitled to vote (any such U.S. Shareholder, a “CFC shareholder”), the Corporation and/or TransAtlantic Bermuda will be treated as a controlled foreign corporation for U.S. federal income tax purposes. Management believes that the Corporation currently is a controlled foreign corporation and that TransAtlantic Bermuda will continue to be so treated.

Classification of the Corporation and/or TransAtlantic Bermuda as a controlled foreign corporation may result in a number of unfavorable U.S. federal income tax consequences. Specifically, a CFC shareholder that holds Common Shares and/or TransAtlantic Bermuda Common Shares on the last day of the Corporation’s and/or TransAtlantic Bermuda’s taxable year would be required to include in income, as a deemed dividend, (i) its pro rata share of the Corporation’s and/or TransAtlantic Bermuda’s “subpart F” income and (ii) its pro rata share of the Corporation’s and/or TransAtlantic Bermuda’s increase in earnings invested in U.S. property. In addition, under Section 1248 of the Code, certain gains from the sale or exchange of Common Shares and/or TransAtlantic Bermuda Common Shares by a person who constituted a CFC shareholder at any time during the five year period ending with the sale or exchange may be treated as ordinary dividend income to the extent of the Corporation’s and/or TransAtlantic Bermuda’s earnings and profits attributable to the stock sold or exchanged.

Notwithstanding the foregoing, no gain or loss should result to a CFC shareholder as a result of the Arrangement provided that TransAtlantic Bermuda constitutes a controlled foreign corporation immediately after the Arrangement and such shareholder continues to be a CFC shareholder with respect to TransAtlantic Bermuda.

U.S. Federal Income Tax Consequences to Dissenting U.S. Shareholders

A U.S. Shareholder who elects to dissent and receive cash instead of TransAtlantic Bermuda Common Shares in exchange for such shareholder’s Common Shares generally will recognize gain or loss, if any, in an amount equal to the difference between such shareholder’s adjusted tax basis in the Common Shares and the amount of cash received. Subject to the rules relating to passive foreign investment companies and controlled foreign corporations discussed above, such gain or loss generally will be capital gain or loss if the Common Shares are held as capital assets and will be long-term capital gain or loss if the U.S. Shareholder’s holding period for such shares is more than one year.

Reporting Requirements

In addition to the return and reporting requirements imposed on taxpayers generally and those described above with respect to gain recognition agreements, the Code and Treasury regulations prescribe additional requirements that may be applicable to certain U.S. Shareholders. Under Section 6038B of the Code, certain U.S. Shareholders may be required to report the Arrangement and may be subject to penalties if such shareholder fails to report the transaction on the shareholder’s federal income tax return relating to the taxable year in which the transaction occurs.

In addition, certain U.S. Shareholders may be required to file a notice pursuant to the Treasury regulations promulgated under Section 367(b) of the Code (a “367(b) notice”) with the Internal Revenue Service on or before the due date, including extensions, of the shareholder’s tax return relating to the taxable year in which the

Arrangement occurs. Because application of the notice requirement is dependent on a shareholder’s individual circumstances, each U.S. Shareholder should consult with its own tax advisors as to these reporting requirements.

Information Reporting and Backup Withholding

The exchange of the Common Shares for TransAtlantic Bermuda Common Shares pursuant to the Arrangement should not be subject to backup withholding. However, U.S. Shareholders may be subject to information reporting requirements and backup withholding in connection with certain payments associated with the Common Shares or the TransAtlantic Bermuda Common Shares.

The amount of any backup withholding from a payment to a U.S. Shareholder may be allowed as a credit against such shareholder’s federal income tax liability and may entitle the shareholder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, THE CORPORATION AND SHAREHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY THE CORPORATION OR SHAREHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN; AND (C) THE CORPORATION AND SHAREHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Certain Bermuda Income Tax Considerations

Taxation

In Bermuda there are no taxes on profits, income or dividends, nor is there any capital gains tax, estate duty or death duty. Profits can be accumulated and it is not obligatory for a company to pay dividends. Companies are required to pay an annual government fee (the “Government Fee”), which is determined on a sliding scale by reference to a company’s authorized share capital and share premium account, with a minimum fee of BD$1,995 per year, and a maximum fee of BD$31,120 per year (the Bermuda dollar is treated at par with the U.S. dollar). The Government Fee is payable at the end of January in every year and is based on the authorized share capital and share premium account as they stood at the 31st of August in the preceding year.

The Bermuda government has enacted legislation under which the Minister of Finance of Bermuda is authorized to give an assurance to an exempted company or a partnership that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, then the imposition of any such tax shall not be applicable to such entities or any of their operations. In addition, there may be included an assurance that any such tax or any tax in the nature of estate duty or inheritance tax, shall not be applicable to the share, debentures or other obligations of such entities.

Following effectiveness of the Arrangement, management plans to apply on behalf of TransAtlantic Bermuda for the tax assurance from the Minster of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966. Management expects TransAtlantic Bermuda to receive the tax assurance from the Minister of Finance of Bermuda within approximately two weeks from application, pursuant to which TransAtlantic Bermuda will be granted an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or on any tax in the nature of estate, duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act, 1967 or otherwise payable in relation to land in Bermuda leased to TransAtlantic Bermuda. The duration of the tax exemption assurance is limited and expires on March 28, 2016. To date, the Minister of Finance has given no indication that the Minister of Finance: (i) would not extend the term of the assurance beyond 2016; (ii) would allow the term of the assurance to expire; or (iii) would change the tax treatment afforded to exempted companies either before or after 2016. Tax policy and legislation in Bermuda could change in the future (as is the case in other jurisdictions) and as such we cannot give any guarantee as to whether the current tax treatment afforded to TransAtlantic Bermuda would continue after March 28, 2016.

Stamp Duty

Stamp duty is not chargeable in respect of the incorporation, registration or licensing of an exempted company, nor, subject to certain minor exceptions, on their transactions. Accordingly, no stamp duty will be payable by any shareholder of TransAtlantic Bermuda on the increase in or the issuance or transfer of the share capital of TransAtlantic Bermuda.

INTERESTS OF DIRECTORS AND OFFICERS OF THE CORPORATION IN THE ARRANGEMENT

Each director and officer of the Corporation holds Common Shares. As of February 28, 2009, the directors and officers of the Corporation collectively beneficially owned 111,584,785 Common Shares representing approximately 66.5% of the issued and outstanding Common Shares.

Other than as described above and elsewhere in this Information Circular, to the knowledge of the directors and executive officers of the Corporation, there are no material interests of any director or executive officer of the Corporation or anyone who held office as such since the commencement of the last completed financial year of the Corporation or of any associate or affiliate of any of the foregoing in the Arrangement.

RIGHT OF DISSENT

Pursuant to the Interim Order, a registered Shareholder will have the right to dissent with respect to the Arrangement Resolution in accordance with the procedures set forth in section 191 of the ABCA, as modified by the Interim Order. The following description of the right of a Dissenting Shareholder is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of such holder’s Common Shares and is qualified in its entirety by the reference to the full text of the Interim Order and section 191 of the ABCA, as modified and supplemented, which are attached to this Information Circular as Appendices “B” and “E,” respectively. A registered Shareholder who intends to exercise the right of dissent should carefully consider and comply with the provisions of section 191 of the ABCA, as modified by the Interim Order. The statutory provisions covering the right to dissent are technical and complex. Failure to strictly comply with the provisions of that section, as modified by the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

The Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing. Pursuant to the Interim Order, a registered Shareholder is entitled, in addition to any other right such holder may have, to dissent and to be paid the fair value of the Common Shares held by such holder in respect of which such holder dissents, which shall be determined as of the close of business on the last Business Day before the day on which the Arrangement Resolution is approved by the Shareholders. A registered Shareholder may dissent only with respect to all of the Common Shares held by such holder, or on behalf of any one beneficial holder in respect of all the Common Shares owned by such beneficial holder, and which are registered in the Dissenting Shareholder’s name. Only registered Shareholders may dissent. Beneficial Shareholders who wish to dissent should be aware that they may only do so through the registered owner of such Common Shares. A registered Shareholder, such as a broker, who holds Common Shares as nominee for Beneficial Shareholders, some of whom wish to dissent, must exercise dissent rights on behalf of such Beneficial Shareholders with respect to the Common Shares held for such Beneficial Shareholders. In such case, the demand for dissent should set forth the number of Common Shares covered by it. A Dissenting Shareholder must send to the Corporation a written objection to the Arrangement Resolution, which written objection must be received by the Corporation c/o Macleod Dixon LLP, 3700, 400-3rd Avenue SW, Calgary, Alberta T2P 4H2, Attention: Steven H. Leitl, prior to the Meeting or by the Chairman at the Meeting. A vote against the Arrangement Resolution or an abstention does not constitute a written objection. A Shareholder wishing to exercise the right to dissent shall not vote such holder’s Common Shares at the Meeting, either by the submission of a proxy or by personally voting, in favor of the Arrangement Resolution, and any such Shareholder who wishes to dissent is not required to vote against the Arrangement Resolution. No Shareholder who has voted in favor of the Arrangement Resolution shall be entitled to dissent with respect to the Arrangement Resolution.

If the Arrangement Resolution is approved, the Corporation or the Dissenting Shareholder, where the Dissenting Shareholder has sent the required written objection, may apply to the Court to fix the fair value of the Dissenting Shareholder’s Common Shares. If the application is made, unless the Court otherwise orders, the Corporation is required to send to each Dissenting Shareholder a written offer to pay such shareholder an amount considered by the directors of the Corporation to be the fair value of the Dissenting Shareholder’s Common Shares. The offer sent to each Dissenting Shareholder must be on the same terms and contain or be accompanied by a statement showing how the fair value was determined.

Unless the Court otherwise orders, such an offer must be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if the Corporation is the applicant, or within 10 days after the Corporation is served with a copy of the originating notice making the application, if the Dissenting Shareholder is the applicant. A Dissenting Shareholder may make an agreement with the Corporation for the purchase of the Dissenting Shareholder’s Common Shares in the amount of the Corporation’s offer or otherwise at any time before the Court pronounces an order fixing the fair value for such Common Shares. The Court must make an order fixing the fair value of the Common Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against the Corporation and in favor of each such Dissenting Shareholder, and fixing the time within which the Corporation must pay such amount to such Dissenting Shareholders.

The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a Shareholder until the date of payment. A Dissenting Shareholder is not required to give security for costs in respect of an application to the Court to fix the fair value of such Dissenting Shareholder’s Common Shares and, except in special circumstances, shall not be required to pay the costs of the application or appraisal.

A Dissenting Shareholder ceases to have any rights as a Shareholder, other than the right to be paid the fair value of such holder’s Common Shares in the amount agreed to with the Corporation or in the amount of the judgment, on the earliest of (i) immediately following the Effective Time, (ii) the date of the making of an agreement between the Dissenting Shareholder and the Corporation as to the payment for the Dissenting Shareholder’s Common Shares, and (iii) the date of the pronouncement of the order fixing the fair value of the Common Shares. Until any of the foregoing events occurs, a Dissenting Shareholder may withdraw such dissent and proceedings under section 191 of the ABCA shall be discontinued. In addition, if the Corporation rescinds the Arrangement Resolution prior to the occurrence of any of the foregoing events, proceedings under section 191 of the ABCA shall be discontinued.

The Corporation shall not make a payment to a Dissenting Shareholder under section 191 of the ABCA if there are reasonable grounds for believing that it is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of its assets would thereby be less than the aggregate of its liabilities. In such event, the Corporation shall notify each Dissenting Shareholder within 10 days after the pronouncement of the Court or the making of an agreement with respect to the payment to be made for such shareholder’s shares, that it is unable lawfully to pay Dissenting Shareholders for their Common Shares, in which case the Dissenting Shareholders may, by written notice to the Corporation within 30 days after receipt of such notice, withdraw their dissent, in which case such Dissenting Shareholders shall be deemed to have participated in the Arrangement on the same terms as all other Shareholders.

All Common Shares held by the Shareholders who exercise their rights of dissent and are ultimately entitled to be paid fair value for their Common Shares will be deemed to be transferred to the Corporation and canceled in exchange for payment of the fair value. Shareholders who for any reason are not entitled to be paid the fair value for their Common Shares will be deemed to have participated in the Arrangement on the same terms as all other non-dissenting Shareholders, notwithstanding the provisions of section 191 of the ABCA.

In no case shall the Corporation or any other person be required to recognize a Dissenting Shareholder as a holder of Common Shares after the Effective Time.

Should holders of a significant amount of the Common Shares entitled to vote at the Meeting have exercised rights of dissent in respect of the Arrangement Resolution, the Board of Directors may, in its sole discretion, decide not to proceed with the Arrangement.

APPROVAL OF THE ARRANGEMENT RESOLUTION

At the Meeting, the Shareholders will be asked to consider and, if thought advisable, approve the following special resolution:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the arrangement (the “Arrangement”) pursuant to section 193 of the Business Corporations Act (Alberta) (the “Act”), substantially as set forth in the plan of arrangement attached as Appendix “A” to the information circular and proxy statement of the Corporation dated [—], 2009 (the “Information Circular”), involving the Corporation and holders of common shares in the capital of the Corporation (the “Shareholders”), and all transactions contemplated thereby, including the approval of the Bye-Laws adopted by the Board of Directors in place of the by-laws adopted under the ABCA and attached as Appendix “D” to the Information Circular, are hereby authorized and approved;

2.	notwithstanding the approval by the Shareholders of this special resolution and/or the approval of the Arrangement by the Court of Queen’s Bench of Alberta, the board of directors of the Corporation, without further notice to or approval of the Shareholders, may decide not to proceed with the Arrangement and to revoke this special resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the Act; and

3.	any one of the officers or directors of the Corporation be and is hereby authorized for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute and deliver articles of arrangement and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement this resolution and the matters authorized hereby, including the transactions required by the Arrangement, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any of such actions.”

The Arrangement Resolution must be approved by at least 66 2/3% of votes cast by the Shareholders present in person or represented by proxy at the Meeting. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum.

The persons named in the enclosed form of proxy, if named as proxy, will vote FOR the Arrangement Resolution unless the Shareholder has specified in the proxy form that his, her or its Common Shares are to be voted against the Arrangement Resolution.

CHANGE IN CONTROL UNDER U.S. SECURITIES LAWS

On December 30, 2008, the Corporation acquired all of the outstanding shares of Longe from Longfellow in exchange for the issuance of 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants (the “Longe Acquisition”) pursuant to a Purchase Agreement dated as of September 19, 2008. Concurrently with the Longe Acquisition, the Corporation issued 35,416,667 Common Shares in a private placement (the “Private Placement”) resulting in gross cash proceeds to the Corporation of $42,500,000. The Corporation issued Common Shares in the Private Placement as follows: (i) 34,208,917 Common Shares to Dalea; (ii) 250,000 Common Shares to Matthew McCann, a director and Chief Executive Officer of the Corporation; (iii) 200,000 Common Shares to Monte Bell; (iv) 85,000 Common Shares to Barbara and Terry Pope; (v) 172,750 Common Shares to Riata TransAtlantic; and (vi) 500,000 Common Shares to Gillco Energy, LP.

Mr. Mitchell, his wife and children indirectly own 100% of Longfellow. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management, the general partner of Dalea, and Riata TransAtlantic is managed by Mr. Mitchell. Consequently, Mr. Mitchell may be deemed to beneficially own the shares held by Longfellow, Dalea and Riata TransAtlantic. Prior to the Longe Acquisition and the Private Placement, Mr. Mitchell beneficially owned 28.3% of the Common Shares. Following the Longe Acquisition and the Private Placement, Mr. Mitchell beneficially owned 64.6% of the outstanding Common Shares. As a result, Mr. Mitchell now controls substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us about the beneficial ownership of our Common Shares on February 28, 2009 held by: (i) each person or entity whom we know to own beneficially more than five percent of our Common Shares; (ii) each of our named executive officers and directors; and (iii) all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 155,007,781 Common Shares outstanding on February 28, 2009. Unless otherwise indicated in the footnotes, the address for each listed person is c/o TransAtlantic Petroleum Corporation, Suite 1840, 444 – 5th Ave., Calgary, Alberta T2P 2T8.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number		Percent
Scott C. Larsen	1,276,173	(2)	*
Hilda Kouvelis	195,000	(3)	*
Jeffrey S. Mecom	291,667	(4)	*
Michael D. Winn	980,000	(5)	*
Brian E. Bayley	385,000	(6)	*
Alan C. Moon	478,613	(7)	*
Matthew McCann	1,366,666	(8)	*
N. Malone Mitchell, 3rd	106,611,666	(9)	64.6%

All executive officers and directors as a group (8 persons)	111,584,785	(10)	66.5%

Barbara Pope	8,050,000	(11)	5.2%
1491 Cooks Corner Rd
Pottsboro, TX 75076

Dalea Partners, LP	55,861,639	(12)	36.0%
4801 Gaillardia Parkway
Suite 350
Oklahoma City, OK 73142

Longfellow Energy, LP	49,583,333	(13)	30.1%
4801 Gaillardia Parkway
Suite 225
Oklahoma City, OK 73142

*	Less than 1% of the outstanding Common Shares.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to options exercisable within 60 days after February 28, 2009. Common Shares subject to options exercisable within 60 days after February 28, 2009 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.
(2)	Includes 886,667 Common Shares subject to options.
(3)	Includes 175,000 Common Shares subject to options.
(4)	Includes 241,667 Common Shares subject to options.
(5)	Includes 785,000 Common Shares subject to options.
(6)	Includes 220,000 Common Shares subject to options.

(7)	Includes 360,000 Common Shares subject to options.
(8)	Includes 16,666 Common Shares subject to options.
(9)	Based on a Schedule 13D/A filed on December 31, 2008. Includes 55,861,639 Common Shares held by Dalea and 1,150,028 Common Shares held by Riata TransAtlantic. Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Also includes 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants that are held by Longfellow. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Corporation.
(10)	Reflects the information in footnotes (1) through (9) above.
(11)	Based on a Schedule 13D filed on July 24, 2008. Includes (i) 770,000 Common Shares owned directly by Ms. Pope and her spouse; (ii) 7,000,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell; and (iii) 280,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; and Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell. Ms. Pope has sole voting and investment control with respect to the Common Shares held in each of the foregoing grantor retained annuity trusts as trustee of each such trust. Ms. Pope disclaims beneficial ownership of these Common Shares. Ms. Pope is the sister-in-law of Mr. Mitchell.
(12)	Based on a Schedule 13D/A filed on December 31, 2008.
(13)	Based on a Schedule 13D/A filed on December 31, 2008.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS UNDER CANADIAN LAW

No “informed person” (as defined in National Instrument 51-102 of the Canadian Securities Administrators) and no associate or affiliate of any informed person has or has had any material interest, direct or indirect, in any transaction completed since the beginning of the Corporation’s most recently completed fiscal year, or in any proposed transaction, which in either such case has materially affected or would materially affect the Corporation or any of its subsidiaries other than as described below.

On November 28, 2008, the Corporation entered into a Credit Agreement (the “Credit Agreement”) with Dalea. The purpose of the Credit Agreement is to fund the all cash takeover offer (the “Offer”) by TransAtlantic Australia Pty Ltd., a wholly-owned indirect subsidiary of the Corporation (“TransAtlantic Australia”), for all of the outstanding shares of Incremental Petroleum Limited (“Incremental”).

The Credit Agreement was conditioned upon, among other things, (i) the satisfaction or waiver of all conditions to the Offer; and (ii) the approval of the Offer by the holders of at least 75% of the outstanding shares of Incremental (together, the “Incremental Conditions”). On January 22, 2009, TransAtlantic Australia extended the expiration date of the Offer from January 31, 2009 to February 28, 2009. In connection with the extension, on January 21, 2009, the Company and Dalea entered into the First Amendment to Credit Agreement (the “First Amendment”) to extend the final date upon which funds would be made available from February 28, 2009 to March 31, 2009. On February 5, 2009, TransAtlantic Australia revised the Offer to increase the offering amount per share and to remove all conditions to the Offer. In connection with the revised Offer, the Corporation and Dalea agreed on February 4, 2009 to amend the Credit Agreement to increase the maximum amount available for borrowing under the Credit Agreement from US$67,000,000 to US$68,000,000, and Dalea agreed to waive the Incremental Conditions. On February 12, 2009, TransAtlantic Australia revised the Offer to further increase the offering amount per share. In connection with the revised Offer, on February 11, 2009, the Corporation and Dalea agreed to further amend the Credit Agreement to increase the maximum amount available for borrowing under the Credit Agreement from US$68,000,000 to US$69,000,000. On February 24, 2009, the Corporation and Dalea entered into the Second Amendment to Credit Agreement (the “Second Amendment”) and the Third Amendment to Credit Agreement (the “Third Amendment”) to effect the agreements reached on February 4, 2009 and February 11, 2009, respectively.

Pursuant to the Credit Agreement, as amended, until March 31, 2009, the Corporation may request advances from Dalea up to the lesser of (i) the actual amount necessary to purchase such number of shares of Incremental as have been acquired (the “Incremental Transaction”) pursuant to the Offer for such shares plus related transaction costs and expenses or (ii) US$69,000,000. The Corporation may use the amounts borrowed under the Credit Agreement only to fund the consummation of the Incremental Transaction by TransAtlantic Australia and to fund the costs and expenses associated therewith.

The total outstanding balance of the advances made under the Credit Agreement will accrue interest at a rate of ten percent (10%) per annum, calculated daily and compounded quarterly. Interest is payable by the Corporation on the first day of each March, June, September and December. Following an event of default, the outstanding balance will accrue additional interest at a rate of four percent (4%) per annum until the event of default is cured or waived. The Corporation may prepay the loan at any time before maturity without penalty.

The Corporation’s obligations under the Credit Agreement are guaranteed by TransAtlantic Worldwide Ltd., TransAtlantic (Holdings) Australia Pty. Ltd. and TransAtlantic Australia, each a direct or indirect wholly-owned subsidiary of the Corporation. The Credit Agreement is secured by all of the personal property or assets of TransAtlantic (Holdings) Australia Pty. Ltd., including all of the ordinary shares in the capital of TransAtlantic Australia.

On February 12, 2009, the Corporation borrowed AUD$30,000,000 from Dalea pursuant to the Credit Agreement, as amended. On February 23, 2009, the Corporation borrowed AUD$12,000,000 from Dalea pursuant to the Credit Agreement, as amended.

On December 30, 2008, the Corporation acquired all of the outstanding shares of Longe from Longfellow in exchange for the issuance of 39,583,333 Common Shares and 10,000,000 Common Share purchase warrants in the Longe Acquisition pursuant to a Purchase Agreement dated as of September 19, 2008. The Common Share purchase warrants are exercisable until December 30, 2011 and entitle the holder to purchase one Common Share for each purchase warrant at an exercise price of $3.00 per Common Share.

Concurrently with the Longe Acquisition, the Corporation issued 35,416,667 Common Shares at a price of $1.20 per Common Share in the Private Placement resulting in gross cash proceeds to the Corporation of $42,500,000. Dalea and Riata TransAtlantic purchased 34,208,917 Common Shares and 172,750 Common Shares, respectively, pursuant to the Private Placement and Matthew McCann, a director and Chief Executive Officer of the Corporation, purchased 250,000 Common Shares pursuant to the Private Placement.

Effective May 1, 2008, the Corporation entered into a service agreement with Longfellow, Viking Drilling, LLC (“Viking Drilling”), Longe and Riata Management, LLC (“Riata Management” and together with Longfellow, Viking Drilling and Longe, the “Riata Entities”) under which the Corporation and the Riata Entities agreed to provide technical and administrative services to each other from time to time on an as-needed basis. On February 9, 2009, the Corporation, the Riata Entities and MedOil Supply LLC (“MedOil”) entered into an Amendment to Service Agreement (the “Amendment”), effective as of October 1, 2008, under which MedOil became a party to the Service Agreement. The Amendment also revised the services to include the purchasing and transportation of oilfield equipment and consumables.

On April 8, 2008, Dalea purchased 10,000,000 Common Shares at CDN$0.30 per Common Share pursuant to the first stage of a two-stage private placement and, on May 30, 2008, Dalea and Riata TransAtlantic purchased 11,652,722 and 977,278 Common Shares, respectively, at CDN$0.36 per Common Share pursuant to the second stage of such private placement. Mr. McCann also participated in the second stage of the private placement, purchasing 1,100,000 Common Shares at CDN$0.36 per Common Share. In addition, on April 8, 2008, the Corporation entered into a $2.0 million short-term loan with Riata. The Corporation repaid the loan in full on May 30, 2008 in connection with the closing of the second stage of the private placement.

See “Change in Control Under U.S. Securities Laws” and “Security Ownership of Certain Beneficial Owners and Management” for a description of the relationship between N. Malone Mitchell, 3rd, who is the Corporation’s Chairman, and each of Longfellow, Dalea and Riata TransAtlantic. Mr. Mitchell indirectly owns 100% of MedOil.

SHAREHOLDER PROPOSALS

Any Shareholder desiring to submit a proposal for action at the 2009 Annual and Special Meeting of Common Shareholders and presentation in the Corporation’s information circular and proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Corporation in compliance with the Exchange Act and the ABCA. The Exchange Act requires that such proposal be delivered to the Corporation at its principal executive offices no later than December 17, 2008 (being the date which is 120 days before the anniversary date of the information circular released to Shareholders in connection with the Corporation’s last annual meeting of Shareholders) in order to be considered for inclusion in the information circular and proxy statement relating to that meeting. The ABCA requires that such proposal be delivered to the Corporation at its registered office no later than February 20, 2009 (being the date which is 90 days before the anniversary date of the Corporation’s last annual meeting of Shareholders) in order to be considered for inclusion in the information circular and proxy statement relating to that meeting. Shareholders wishing to submit proposals to be presented directly at the 2009 Annual and Special Meeting of Common Shareholders instead of for inclusion in the relevant information circular and proxy statement must follow the procedures set forth under the ABCA by delivering such proposal to the Corporation no later than February 20, 2009 (being the date which is 90 days before the anniversary date of the Corporation’s last annual meeting of Shareholders). Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act and the ABCA and the rules and regulations promulgated thereunder, to which interested persons should refer.

OTHER BUSINESS

Management is not aware of any other business to come before the Meeting other than as set forth in the Notice of Special Meeting of Shareholders. Should any other business be properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation files annual, quarterly and special reports and other information with the SEC. Shareholders may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Shareholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website at www.sec.gov from which any electronic filings made by the Corporation may be obtained without charge.

Financial information respecting the Corporation is provided in the Corporation’s comparative financial statements, management discussion and analysis and the auditor’s report thereon for the Corporation’s most recently completed fiscal year. Copies of this Information Circular, the Corporation’s Annual Report which contains the fiscal statements, management discussion and analysis and the auditor’s report thereon for the Corporation’s most recently completed financial year, any interim financial statements of the Corporation subsequent to those statements contained in the Annual Report and the Corporation’s Annual Information Form for the fiscal year ended December 31, 2007, as filed with the applicable Canadian regulatory authorities, are or will be available on SEDAR at www.sedar.com and may also be obtained without charge by writing to the Secretary of the Corporation at 1840 – 444 5th Avenue SW, Calgary, Alberta T2P 2T8. Additional information relating to the Corporation is also available on the Corporation’s website at www.tapcor.com.

APPROVAL AND CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and sending of this Information Circular have been approved by the Board of Directors of the Corporation.

Dated: [—] [—], 2009

Matthew McCann	Hilda Kouvelis
Chief Executive Officer	Vice President and Chief Financial Officer

APPENDIX “A”

PLAN OF ARRANGEMENT

under Section 193 of the

Business Corporations Act (Alberta)

ARTICLE 1

INTERPRETATION

1.1	In this Plan of Arrangement, the following terms have the following meanings:

(a)	“ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder.

(b)	“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof.

(c)	“Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the Meeting by the Shareholders.

(d)	“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been granted giving effect to the Arrangement.

(e)	“Bermuda Act” means the Bermuda Companies Act 1981.

(f)	“Business Day” means any day, other than a Saturday, Sunday or statutory holiday in the place where such action is to be taken.

(g)	“Certificate” means the certificate or certificates or confirmation of filing, which may be issued by the Registrar pursuant to Subsection 193(11) of the ABCA giving effect to the Arrangement.

(h)	“Common Shares” means common shares in the capital of the Corporation.

(i)	“Continuance” means the continuance of the Corporation into Bermuda as TransAtlantic Petroleum Ltd. pursuant to the provisions of the Bermuda Act and concurrent discontinuance of the Corporation from the jurisdiction of the ABCA.

(j)	“Corporation” means TransAtlantic Petroleum Corp., a corporation incorporated under the ABCA.

(k)	“Court” means the Court of Queen’s Bench of Alberta.

(l)	“Dissenting Shareholders” means registered holders of Common Shares who validly exercise the rights of dissent with respect to the Arrangement provided to them under the Interim Order and whose dissent rights remain valid immediately prior to the Effective Time.

(m)	“Effective Date” means the date the Arrangement becomes effective under the ABCA.

(n)	“Effective Time” means the time when the Arrangement becomes effective pursuant to the ABCA.

(o)	“Final Order” means the order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA as such order may be affirmed, amended or modified by any court of competent jurisdiction.

(p)	“Information Circular” means the information circular and proxy statement of the Corporation delivered to Shareholders in connection with the Meeting and in accordance with the Interim Order.

(q)	“Interim Order” means the interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement and the holding of the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction.

(r)	“Meeting” means the special meeting of Shareholders called pursuant to the Interim Order to consider the Arrangement Resolution, and any adjournment(s) thereof.

(s)	“Memorandum of Continuance” means the Memorandum of Continuance to be filed under the Bermuda Act in the form attached as Appendix “C” to the Information Circular.

(t)	“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

(u)	“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under Section 263 of the ABCA.

(v)	“Shareholders” means the holders from time to time of Common Shares.

(w)	“TransAtlantic Bermuda” means TransAtlantic Petroleum Ltd., the Bermuda company resulting from the Continuance and the name under which the Corporation will be known immediately following the Continuance.

(x)	“TransAtlantic Bermuda Common Shares” means common shares, US$0.01 each, of TransAtlantic Bermuda, as the same will be constituted following the Continuance.

1.2	The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and subsections are to articles, sections and subsections of this Plan of Arrangement.

1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders.

1.5	In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time as then in effect.

ARTICLE 2

PURPOSE AND EFFECT OF THE ARRANGEMENT

2.1	The following is only intended to be a general statement of the purpose of the Arrangement and is qualified in its entirety by the specific provisions of this Plan of Arrangement. The purpose of the Arrangement is to effect the Continuance pursuant to which each one issued and outstanding Common Share will become and remain as one TransAtlantic Bermuda Common Share.

2.2	The Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate, if any, shall become effective on, and be binding on: (i) the Shareholders; (ii) the Corporation; and (iii) TransAtlantic Bermuda.

2.3	The Articles of Arrangement and the Certificate, if any, shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective. If no Certificate is required to be issued by the Registrar pursuant to subsection 193(11) of the ABCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Registrar pursuant to subsection 193(10) of the ABCA.

ARTICLE 3

ARRANGEMENT

3.1	On the Effective Date, each of the events set out below shall occur:

(a)	the Corporation shall file the Memorandum of Continuance with the Registrar of Companies under the Bermuda Act and the Continuance shall be effective;

(b)	the registered address of TransAtlantic Bermuda will be changed to Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda;

(c)	the Bye-Laws of TransAtlantic Bermuda shall be in the form attached as Appendix “D” to the Information Circular;

(d)	the authorized capital of TransAtlantic Bermuda shall be up to 1,000,000,000 TransAtlantic Bermuda Common Shares of par value US $0.01 each and 100,000,000 undesignated shares of par value US $0.01 each;

(e)	each Common Share shall become and remain, and each Shareholder shall be entitled to receive for each Common Share held, one TransAtlantic Bermuda Common Share; and

(f)	TransAtlantic Bermuda shall issue TransAtlantic Bermuda Common Shares to the Shareholders and shall direct its registrar and transfer agent to register the TransAtlantic Bermuda Common Shares in the names of the Shareholders in accordance with the transformation of the Common Shares into TransAtlantic Bermuda Common Shares pursuant to the terms of this Plan of Arrangement.

ARTICLE 4

DISSENTING SHAREHOLDERS

4.1	Pursuant to the Interim Order, each registered holder of Common Shares shall have the right to dissent with respect to the Arrangement in accordance with Section 191 of the ABCA, as modified by the Interim Order. A Dissenting Shareholder shall, at the Effective Time, cease to have any rights as a holder of Common Shares and shall only be entitled to be paid the fair value of such holder’s Common Shares. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of such holder’s Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares pursuant to Article 3, notwithstanding the provisions of Section 191 of the ABCA. The fair value of the Common Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement Resolution is approved by the Shareholders at the Meeting. For greater certainty, in addition to any other restrictions in Section 191 of the ABCA, no Person who has voted in favour of the Arrangement Resolution shall be entitled to dissent with respect to the Arrangement.

ARTICLE 5

OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

5.1	Subject to Section 4.1, from and after the Effective Time, certificates formerly representing Common Shares shall represent the TransAtlantic Bermuda Common Shares that such Common Shares have become pursuant to Section 3.1.

ARTICLE 6

AMENDMENTS

6.1	The Corporation may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) approved by the Court if made following the Meeting; and (ii) communicated to the Shareholders, if and as required by the Court.

6.2	Any amendment to this Plan of Arrangement may be proposed by the Corporation at any time prior to or at the Meeting with or without any other prior notice or communication, except as otherwise required by applicable law, and if so proposed and accepted by the Shareholders voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

ARTICLE 7

FURTHER ASSURANCES

7.1	The Corporation and TransAtlantic Bermuda shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out herein. The Corporation may determine not to implement this Plan of Arrangement, notwithstanding the passing of the Arrangement Resolution and the receipt of the Final Order.

APPENDIX “B”

INTERIM ORDER

Action No. [—]

IN THE COURT OF QUEEN’S BENCH OF ALBERTA JUDICIAL CENTRE OF CALGARY

IN THE MATTER OF Section 193 of the Business Corporations Act R.S.A., 2000, c. B-9, as amended;

AND IN THE MATTER OF a proposed Arrangement involving TransAtlantic Petroleum Corp. and its common shareholders

BEFORE THE HONOURABLE	)	AT THE COURT HOUSE, CALGARY,
JUSTICE [—]	)	ALBERTA, ON THE —
IN CHAMBERS	)	DAY OF —, 2009

INTERIM ORDER

UPON the Petition of TransAtlantic Petroleum Corp. (“TransAtlantic”);

AND UPON reading the said Petition, and the Affidavit of [—], [—] of TransAtlantic, sworn [—], 2009 (the “Affidavit”) and the documents referred to therein,

AND UPON hearing counsel for TransAtlantic;

AND UPON noting that the Executive Director of the Alberta Securities Commission (the “Executive Director”) has been served with notice of this application as required by subsection 193(8) of the Business Corporations Act, R.S.A. 2000, C. B-9 (the “ABCA”) and that the Executive Director neither consents to nor opposes this application;

FOR THE PURPOSES OF THIS ORDER the capitalized terms not defined in this Order shall have the meanings attributed to them in the Information Circular and Proxy Statement of TransAtlantic (the “Information Circular”), a draft copy of which is attached as Exhibit “C” to the Affidavit;

IT IS HEREBY ORDERED THAT:

Declaration of Arrangement

1.	The proposed course of action constitutes an arrangement pursuant to the provisions of Section 193 of the ABCA.

General

2.	TransAtlantic shall seek approval of the Arrangement by the holders (the “Shareholders”) of common shares in the capital of TransAtlantic (“Common Shares”), in the manner set forth below.

Shareholder Meeting

3.	TransAtlantic shall call and conduct a special meeting (the “Meeting”) of the Shareholders on or about [—], 2009 to consider, and if deemed advisable, to pass, the Arrangement Resolution and to conduct such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

4.

The quorum for the Meeting shall be two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares. If no quorum is present within 30 minutes of the time appointed for the Meeting, the Meeting shall be adjourned to such Business Day which is not less than seven days nor more than thirty days thereafter, and to such time and place as determined by the Chairman of the Meeting. No notice of the adjourned meeting shall be required and, if at such adjourned meeting a quorum is not present, the Shareholders present, if at least two, shall be quorum for all purposes.

5.	Each Common Share entitled to be voted at the Meeting will entitle the holder to one vote at the Meeting in respect of the resolutions considered thereat.

6.	The Board of Directors of TransAtlantic has fixed a record date for the Meeting of [—], 2009 (the “Record Date”). Only holders of Common Shares whose names have been entered in the register of Common Shares on the close of business on the Record Date (subject to Section 137 of the ABCA with respect to transferees of Common Shares after the Record Date), will be entitled to receive notice of and to vote at the Meeting.

Conduct of Meeting

7.	The Chairman of the Meeting shall be any officer or director of TransAtlantic.

8.	The only persons entitled to attend and speak at the Meeting shall be the Shareholders or their authorized representatives, TransAtlantic’s directors and officers and its auditors and the Executive Director. Counsel to TransAtlantic, TransAtlantic’s advisors and others that the Chairman so permits may attend the Meeting and will be entitled to speak if the Chairman so permits.

9.	The majority required to pass the Arrangement Resolution shall be not less than 66 2/3% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

10.	To be valid a proxy must be deposited with TransAtlantic in the manner described in the Information Circular to be sent to Shareholders in accordance with paragraph 17 of this Order.

11.	The accidental omission to give notice of the Meeting or the non-receipt of the notice shall not invalidate any resolution passed or proceeding taken at the Meeting.

Dissent Rights

12.	The registered holders of Common Shares are, subject to the provisions of this Order and the Arrangement, accorded the right of dissent under s.191 of the ABCA with respect to the Arrangement Resolution.

13.	In order for a registered Shareholder to exercise such right of dissent under subsection 191(5) of the ABCA:

(a)

written objection to the Arrangement Resolution must be received by TransAtlantic c/o Macleod Dixon LLP, 3700, 400—3rd Avenue SW, Calgary, Alberta T2P 4H2, Attention: Steven H. Leitl, prior to the Meeting or by the Chairman at the Meeting;

(b)	a dissenting Shareholder shall not have voted his or her Common Shares at the Meeting, either in person or by proxy, in favour of the Arrangement Resolution; and

(c)	the exercise of such right of dissent must otherwise comply with the requirements of Section 191 of the ABCA, as modified by this Order.

14.	The fair value of the Common Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement Resolution is approved by the Shareholders in accordance with this Order.

15.	Subject to further Order of this Court, the rights available to the Shareholders under the ABCA and the Arrangement to dissent from the Arrangement Resolution shall constitute full and sufficient rights of dissent for the Shareholders with respect to the Arrangement Resolution.

16.	Notice to the Shareholders of their right of dissent with respect to the Arrangement Resolution and to receive, subject to the provisions of the ABCA and the Arrangement, the fair value of their Common Shares shall be good and sufficiently given by including information with respect to this right in the Information Circular to be sent to Shareholders in accordance with paragraph 17 of this Order.

Notice

17.	This Order, the Notice of Special Meeting of Shareholders, Notice of Petition and an Information Circular substantially in the form attached as Exhibit “C” to the Affidavit with amendments thereto as counsel for TransAtlantic may determine necessary or desirable (provided such amendments are not inconsistent with the terms of this Order) shall be mailed to the holders of Common Shares at the registered addresses as they may appear on the share register of TransAtlantic at the close of business on the Record Date, to the directors and auditors of TransAtlantic, and to the Executive Director by prepaid ordinary mail at least 21 days prior to the date of the Meeting. In calculating the 21 day period, the date of mailing shall be included and the date of the Meeting shall be excluded.

18.	Mailing or delivery of the Information Circular in the manner directed by this Order shall be deemed to be good and sufficient service upon the Shareholders, the directors and auditors of TransAtlantic and the Executive Director of:

(a)	this Order;

(b)	the Notice of Special Meeting of Shareholders; and

(c)	the Notice of Petition

all in substantially the forms set forth in the Information Circular, together with an instrument of proxy and such other material as TransAtlantic may consider fit.

Final Application

19.	Subject to further Order of this Court and provided that the Shareholders have approved the Arrangement at the Meeting in the manner set forth in this Order and the board of directors of TransAtlantic have not revoked that approval, TransAtlantic may apply before this Court for approval of the Arrangement and the Final Order, which application (the “Final Application”) shall be heard by this Honourable Court at the Calgary Courts Centre, 601—5th Street SW, in the City of Calgary, on the [—] day of [—], 2009 at [—] p.m. or as soon thereafter as counsel may be heard. Subject to the Final Order, and to the filing of the Articles of Arrangement, all Shareholders and TransAtlantic will be bound by the Arrangement in accordance with its terms.

20.	The mailing of this Order and the Notice of Special Meeting of Shareholders, Notice of Petition and Information Circular in accordance with the provisions of this Order shall constitute good and sufficient service in respect of the those materials upon all persons who are entitled to receive such notice pursuant to this Order and no other form of service need be made and no other materials need to be served on such persons in respect of these proceedings.

21.	Any holder of Common Shares, and any other interested person may appear at the hearing of the Final Application, provided that such holder or person shall file with this Court and serve on TransAtlantic on or before 4:00 p.m. (Calgary time) on —, 2009, a Notice of Intention to Appear including an address for service in respect of such holder or person and indicating whether such holder or person intends to support or oppose the application or make submissions thereat, together with a summary of the position such holder or person intends to advocate before this Court and any evidence or materials which are to be presented to this Court. Service of this Notice of Intention to Appear on TransAtlantic shall be effected by service upon the solicitors for TransAtlantic, at the address set forth below:

Macleod Dixon LLP

Banisters & Solicitors

3700, 400—3rd Ave SW

Calgary, Alberta T2P 4H2

Attention: Steven H. Leitl

22.	In the event the hearing of the Final Application is adjourned, only those parties appearing before this Court for the hearing of the Final Application shall have notice of the adjourned date.

23.	TransAtlantic shall be entitled at any time to seek leave to vary this Order upon such terms and the giving of such notice as this Court may direct.

J.C.Q.B.A.

ENTERED at Calgary, Alberta this [—] day of [—], 2009

Clerk of the Court of Queen’s Bench of Alberta

APPENDIX “C”

MEMORANDUM OF CONTINUANCE

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF CONTINUANCE OF COMPANY LIMITED BY SHARES

Section 132C(2)

MEMORANDUM OF CONTINUANCE

OF

TransAtlantic Petroleum Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	The Company is an exempted company as defined by the Companies Act 1981.

3.	The authorised share capital of the Company is $ divided into 1,000,000,000 Common Shares of par value US$0.01 each and 100,000,000 Undesignated Shares of par value US$0.01 each.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

5.	Details of Incorporation:

The Company was incorporated by Memorandum and Articles under the laws of the Province of British Columbia on October 1, 1985 under the name “Profco Resources Ltd.” The Corporation continued by way of Articles of Continuance under the Business Corporations Act (Alberta) on June 10, 1997. The name of the Company was changed to “TransAtlantic Petroleum Corp.” on December 2, 1998. On January 1, 1999, the Company was amalgamated with a wholly-owned subsidiary by Articles of Amalgamation under the Business Corporations Act (Alberta) continuing under the name “TransAtlantic Petroleum Corp.”

6.	The objects of the Company from the date of continuance are unrestricted.

7.	The following are provisions regarding the powers of the Company. The Company has:

(i)	the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, the power to issue preference shares which at the option of the holders thereof are liable to be redeemed;

(iii)	the power to purchase its own shares in accordance with Section 42A of the Companies Act 1981; and

(iv)	the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof:-

(Authorised persons)	(Witnesses)

Dated this day of

C-1

APPENDIX “D”

TRANSATLANTIC BERMUDA BYE-LAWS

BYE - LAWS

of

TransAtlantic Petroleum Ltd.

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of TransAtlantic Petroleum Ltd. approved at a special general meeting of the shareholders held [                    ], 2009

Director

BYE-LAWS OF

TRANSATLANTIC PETROLEUM LTD.

BYE-LAWS

of

TRANSATLANTIC PETROLEUM LTD.

INTERPRETATION

1.	Interpretation

1.1	In these Bye-Laws, unless the context otherwise requires:

“Bermuda” means the Islands of Bermuda;

“Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Company” means the company continued into Bermuda under the name of TransAtlantic Petroleum Ltd. on 2009;

“Court” means the Supreme Court of Bermuda;

“Director” means such person or persons as shall be appointed to the Board from time to time pursuant to these Bye-Laws;

“Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws and shall not include an auditor of the Company;

“paid up” means paid up or credited as paid up;

“Register” means the Register of Shareholders of the Company and, except in Bye-Law 10, includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Resident Representative” means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” includes a joint, temporary, assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder or member of the Company, provided that for the purposes of Bye-Law 44 it shall also include any holder of notes, debentures or bonds issued by the Company;

“Specified Place” means the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside;

“Special Resolution” means a Resolution passed by a majority of not less than two-thirds of votes cast by the members who voted in respect of that Resolution at a general meeting or a resolution in writing of all of the holders of the issued shares of the relevant class(es) of shares;

“Subsidiary” and “Holding Company” have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

“these Bye-Laws” means these Bye-Laws in their present form.

1.2	For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3	Words importing only the singular number include the plural number and vice versa.

1.4	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.5	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

1.6	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.7	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

1.8	A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.9	A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10	A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

REGISTERED OFFICE

2.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES AND SHARE RIGHTS

3.	Share Capital

3.1	The authorised share capital of the Company at the date of adoption of these Bye-Laws is divided into 1,000,000,000 Common Shares of par value US$0.01 each and 100,000,000 Undesignated Shares of par value US$0.01 each.

3.2	Common Shares

The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

3.2.1	as regards dividend:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holder of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;

3.2.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

3.2.3	as regards voting in general meetings:

the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.

3.3	Undesignated Shares

The rights attaching to the Undesignated Shares, subject to these Bye-Laws generally and to Bye-Law 3.4 in particular, shall be as follows:

3.3.1	each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

3.3.2	the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

3.3.3	the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

3.3.4	the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

3.4	Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including any preference shares created pursuant to Bye-Law 3.3) which:

3.4.1	are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;

3.4.2	are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

3.5	The terms and manner of the redemption of any redeemable shares created pursuant to Bye-Law 3.3 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either:

3.5.1	as the Shareholders may by Resolution determine; or

3.5.2	insofar as the Shareholders do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

3.6	The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 3.3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

3.7	Subject to the foregoing and to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.8	The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

3.9	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

4.	Modification Of Rights

4.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than one hundred percent (100%) of the issued shares of that class or with the sanction of a resolution passed by holders holding not less than seventy-five per cent (75%) of such shares at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy the majority of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

4.2	For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

4.2.1	the creation or issue of further shares ranking pari passu with them;

4.2.2	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

4.2.3	the purchase or redemption by the Company of any of its own shares.

5.	Shares

5.1	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	All shares issued by the Company shall be issued as non-assessable and the holders shall not liable to the Company or to its creditors in respect of those shares.

5.3	A share shall not be issued by the Company until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Company would have received if the share had been issued for money. In determining whether property or past service is the fair equivalent of a money consideration, the Board may take into account reasonable charges and expenses of organization and reorganization and payments for property and past services reasonably expected to benefit the Company but for the purposes of this Bye-Law, “property” does not include a promissory note or promise to pay given by a person buying a share or by a person who deals not at arm’s length, within the meaning of that expression in the Income Tax Act (Canada), with a person buying a share.

5.4	Directors who vote for or consent to a resolution authorizing the issue of a share for a consideration other than money are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the Company would have received if the share had been issued for money on the date of the resolution. Provided that the foregoing does not apply if the shares, on allotment, are held in escrow pursuant to an escrow agreement required by a securities regulatory authority, including any stock exchange on which the shares are traded, and are surrendered for cancellation pursuant to that agreement.

5.5	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.6	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully paid shares or partly in one way and partly in the other.

5.7	Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

5.8	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.	Certificates

6.1	In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

6.4	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

7.	Deliberately Omitted

8.	Deliberately Omitted

9.	Deliberately Omitted

REGISTER OF SHAREHOLDERS

10.	Register Of Shareholders

10.1	The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

10.2	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.5.

REGISTER OF DIRECTORS AND OFFICERS

11.	Register Of Directors And Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda on every working day.

TRANSFER OF SHARES

12.	Transfer Of Shares

12.1	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

12.2	The instrument of transfer of a share shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may decline to register any transfer unless:

12.2.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

12.2.2	the instrument of transfer is in respect of only one class of share,

12.2.3	the instrument of transfer is in favour of less than five (5) persons jointly; and

12.2.4	it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

13.	Transmission Of Shares

13.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

13.2	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3	A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

SHARE CAPITAL

14.	Increase Of Capital

14.1	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

14.2	The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

14.3	The new shares shall be subject to all the provisions of these Bye-Laws with reference to transfer, transmission and otherwise.

15.	Alteration Of Capital

15.1	The Company may from time to time by Resolution:

15.1.1	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

15.1.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum;

15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital.

15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16.	Reduction Of Capital

16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17.	General Meetings And Resolutions in Writing

17.1	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings, which shall be called Special General Meetings, at such time and place as the Board may appoint.

17.2	Except in the case of the removal of auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent 100% of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

17.6	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18.	Notice Of General Meetings

18.1

An Annual General Meeting shall be called by not less than 21 clear days notice in writing and a Special General Meeting shall be called by not less than 21 clear days notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Law 19) and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

18.2	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

18.3	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

18.4	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19.	General Meetings At More Than One Place

19.1	The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.

19.2	The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation in a satellite meeting at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

19.2.1	communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

19.2.2	have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.

19.3	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the Specified Place. If it appears to the chairman of the general meeting that the facilities at the Specified Place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

19.4	The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such satellite meeting (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

19.5	If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given in the manner required by Bye-Law 18.

20.	Proceedings At General Meetings

20.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two (2) Shareholders present in person or by proxy and entitled to vote representing the holders of not less than 10% of the issued shares entitled to vote at such meeting shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

20.2	If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of not less than 10% of the issued shares entitled to vote at such meeting shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than 10 clear days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of not less than 10% of the issued shares entitled to vote at such meeting shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

20.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

20.4	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

20.4.1	it is proposed by or at the direction of the Board; or

20.4.2	it is proposed at the direction of the Court; or

20.4.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

20.4.4	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

20.5	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

20.6	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

20.7	The Resident Representative, if any, upon giving the notice referred to in Bye-Law 18.1 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

20.8	The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

20.9	The chairman of the meeting may, with the consent by Resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least 21 clear days’ notice shall be given of the adjourned meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

21.	Voting

21.1	Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

21.2	Subject to Bye-Law 37.2 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person or by proxy shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him.

21.3	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

21.3.1	the chairman of the meeting; or

21.3.2	at least three (3) Shareholders present in person or represented by proxy; or

21.3.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

21.3.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

21.4	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

21.5	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

21.6	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

21.7	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

21.8	On a poll, votes may be cast either personally or by proxy.

21.9	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

21.10	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

21.11	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

21.12	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

21.13	If:

21.13.1	any objection shall be raised to the qualification of any voter; or,

21.13.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

21.13.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

22.	Proxies And Corporate Representatives

22.1	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

22.2	A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

22.3	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

22.4	Subject to Bye-Law 22.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

22.5

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

22.6	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

22.7	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

23.	Appointment And Removal Of Directors

23.1	The number of Directors shall be not less than three (3) and not more than nine (9) or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

23.2	The Company may by Resolution increase or decrease the minimum or maximum number of Directors, provided, that the minimum number of Directors may not be less than two (2). Any one or more vacancies in the Board not filled by the Shareholders at any general meeting of the Shareholders, including those vacancies created by an increase by the Board between general meetings in the number of Directors, shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

23.3

The Company may in a Special General Meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

24.	Resignation And Disqualification Of Directors

24.1	The office of a Director shall be vacated upon the happening of any of the following events:

24.1.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

24.1.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

24.1.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

24.1.4	if he is prohibited by law from being a Director; or

24.1.5	if he ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to these Bye-Laws.

25.	Directors’ Interests

25.1	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

25.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

25.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

25.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

25.5	A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

25.6	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

25.7	For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in more than 10 per cent (10%) of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

26.	Powers And Duties Of The Board

26.1	Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

26.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

26.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

27.	Fees, Gratuities And Pensions

27.1	The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

27.2	In addition to its powers under Bye-Law 27.1 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

27.3	No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

28.	Delegation Of The Board’s Powers

28.1	Subject to Bye-Law 28.4, the Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

28.2	Subject to Bye-Law 28.4, the Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 28.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

28.3	When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. Subject to Bye-Law 28.4, the Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

28.4	The following powers, authorities and discretions of the Board may only be delegated by the Board to a committee consisting wholly of Directors:

28.4.1	submitting to the Shareholders any question or matter requiring the approval of the Shareholders;

28.4.2	filling a vacancy in the Board or a casual vacancy in the office of auditor;

28.4.3	issuing securities and paying commissions in connection therewith;

28.4.4	declaring dividends;

28.4.5	purchasing, redeeming or otherwise acquiring shares issued by the Company;

28.4.6	approving any management proxy circular;

28.4.7	approving any financial statements; or

28.4.8	revoking or amending these Bye-Laws.

29.	Proceedings of The Board

29.1

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

29.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

29.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 29.12, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.4	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

29.5	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

29.6	The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

29.7	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

29.8	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

29.9	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

29.10	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

29.11	The Company may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

29.12	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-Law 25.5) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

29.13	If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

30.	Officers

30.1	The Officers of the Company who may or may not be Directors, may be appointed by the Board at any time, subject to Bye-Law 29.12. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

30.2	The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

30.3	Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

31.	Minutes

31.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

31.1.1	all appointments of Officers made by the Board;

31.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

31.1.3	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

31.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 38.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

32.	Secretary And Resident Representative

32.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

32.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

33.	The Seal

33.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

33.2	Any document required to be under seal or executed as a deed on behalf of the Company may be

33.2.1	executed under the Seal in accordance with these Bye-Laws; or

33.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

33.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

33.3.1	a Director; or

33.3.2	the Secretary; or

33.3.3	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

34.	Dividends And Other Payments

34.1

The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 36, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid. The

Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

34.2	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

34.3	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

34.4	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

34.5	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

35.	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

36.	Capitalisation Of Profits

36.1

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders.

36.2	Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

37.	Record Dates

37.1	Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 60 days nor less than 21 days before the date of any such meetings.

37.2	In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

37.2.1	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

37.2.2	as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (“relevant shares”), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

37.2.3	accordingly, except through his proxy pursuant to Bye-Law 37.2.2 above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

37.3

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

38.	Accounting Records

38.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

38.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

38.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

39.	Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

40.	Service Of Notices And Other Documents

40.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 38.3) may be sent to, served on or delivered to any Shareholder by the Company

40.1.1	personally;

40.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

40.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

40.1.4	by, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

40.1.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 40.1.1, 40.1.2, 40.1.3 or 40.1.4 of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

40.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

40.2.1	if sent by personal delivery, at the time of delivery;

40.2.2	if sent by post, forty-eight (48) hours after it was put in the post;

40.2.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

40.2.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

40.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

40.3	If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

40.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

41.	Destruction Of Documents

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

41.1	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

41.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

41.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

42.	Untraced Shareholders

42.1	The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

42.1.1	during a period of six (6) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the share in question;

42.1.2	on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

42.1.3	during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

42.1.4	if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

42.2	If during any six (6) year period referred to in paragraph 43.1 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

42.3	To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

42.4	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

WINDING UP

43.	Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

44.	Indemnity And Insurance

44.1	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

44.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

44.3	Every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

44.4	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

44.5	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

44.6	Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if any allegation of fraud or dishonesty is proved against the Indemnified Person PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

44.6.1	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

44.6.2	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

44.6.3	by a majority vote of the Shareholders.

44.7	Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

AMALGAMATION

45.	Amalgamation

45.1	Any resolution proposed for consideration by the Shareholders to approve the amalgamation of the Company with any other company, wherever incorporated, (other than the amalgamation of the Company with one or more of its subsidiaries) shall require the approval of the Board and the Shareholders, by Special Resolution.

CONTINUATION

46.	Continuation

46.1	Subject to the Companies Acts, the Company may with the approval of the Shareholders by Special Resolution approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

EXTRAORDINARY LEASE, SALE OR EXCHANGE

47.	Extraordinary Lease, Sale Or Exchange

47.1	Any sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company shall require the approval of the Shareholders by Special Resolution.

WINDING UP

48.	Winding Up

48.1	Any members’ voluntary winding up of the Company shall require the approval of the Shareholders by Special Resolution.

DISSENT RIGHTS

49.	Dissent Rights

49.1	A holder of shares of any class of the Company may dissent if the Company resolves to:

49.1.1	amend these Bye-Laws to add any provisions restricting or constraining the transfer of shares of the Company;

49.1.2	amend its Memorandum of Continuance to add, change or remove any restrictions on the business or businesses that the Company may carry on;

49.1.3	amalgamate with another company (other than a subsidiary of the Company);

49.1.4	be continued under the laws of a jurisdiction outside of Bermuda; or

49.1.5	sell, lease or exchange all or substantially all its property.

49.2	A holder of shares of any class or series of shares entitled to vote under Bye-Law 4, may dissent if the Company resolves to alter or abrogate all or any of the special rights attached to such class of shares.

49.3	In addition to any other right the Shareholder may have, but subject to section 49.20, a Shareholder entitled to dissent under this Bye-Law and who complies with this Bye-Law is entitled to be paid by the Company the fair value of the shares held by the Shareholder in respect of which the Shareholder dissents, determined as of the close of business on the last business day before the day on which the Resolution from which the Shareholder dissents was adopted.

49.4	A dissenting Shareholder may only claim under this Bye-Law with respect to all the shares of a class held by the Shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting Shareholder.

49.5	A dissenting Shareholder shall send to the Company a written objection to a Resolution referred to in section 49.1 or 49.2:

49.5.1	at or before any meeting of Shareholders at which the Resolution is to be voted on, or

49.5.2	if the Company did not send notice to the Shareholder of the purpose of the meeting or of the Shareholder’s right to dissent, within a reasonable time after the Shareholder learns that the Resolution was adopted and of the Shareholder’s right to dissent.

49.6	An application may be made to the Court by originating notice after the adoption of a Resolution referred to in section 49.1 or 49.2:

49.6.1	by the Company, or

49.6.2	by a Shareholder if the Shareholder has sent an objection to the Company under section 49.5,

to fix the fair value in accordance with section 49.3 of the shares of a Shareholder who dissents under this Bye-Law.

49.7	If an application is made under section 49.6, the Company shall, unless the Court otherwise orders, send to each dissenting Shareholder a written offer to pay the Shareholder an amount considered by the Directors to be the fair value of the shares.

49.8	Unless the Court otherwise orders, an offer referred to in section 49.7 shall be sent to each dissenting Shareholder

49.8.1	at least 10 days before the date on which the application is returnable, if the Company is the applicant, or

49.8.2	within 10 days after the Company is served with a copy of the originating notice, if a Shareholder is the applicant.

49.9	Every offer made under section 49.7 shall

49.9.1	be made on the same terms, and

49.9.2	contain or be accompanied with a statement showing how the fair value was determined.

49.10	A dissenting Shareholder may make an agreement with the Company for the purchase of the Shareholder’s shares by the Company, in the amount of the Company’s offer under section 49.7 or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

49.11	A dissenting Shareholder

49.11.1	is not required to give security for costs in respect of an application under section 49.6, and

49.11.2	unless ordered to by the Court must not be required to pay the costs of the application or appraisal.

49.12	To the extent that the Court sees fit, in connection with an application under section 49.6, the Court may give directions for

49.12.1	joining as parties all dissenting Shareholders whose shares have not been purchased by the Company and for the representation of dissenting Shareholders who, in the opinion of the Court, are in need of representation,

49.12.2	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

49.12.3	the payment to the Shareholder of all or part of the sum offered by the Company for the shares,

49.12.4	the deposit of the share certificates with the Court or with the Company or its transfer agent,

49.12.5	the appointment and payment of independent appraisers, and the procedures to be followed by them,

49.12.6	the service of documents, and

49.12.7	the burden of proof on the parties.

49.13	On an application under section 49.6, the Court may, if it sees fit, make an order

49.13.1	fixing the fair value of the shares in accordance with section 49.3 of all dissenting Shareholders who are parties to the application,

49.13.2	giving judgment in that amount against the Company and in favour of each of those dissenting Shareholders,

49.13.3	fixing the time within which the Company must pay that amount to a Shareholder, and

49.13.4	fixing the time at which a dissenting Shareholder of an unlimited liability Company ceases to become liable for any new liability, act or default of the unlimited liability Company.

49.14	On

49.14.1	the action approved by the Resolution from which the Shareholder dissents becoming effective,

49.14.2	the making of an agreement under section 49.10 between the Company and the dissenting Shareholder as to the payment to be made by the Company for the Shareholder’s shares, whether by the acceptance of the Company’s offer under section 49.7 or otherwise, or

49.14.3	the pronouncement of an order under section 49.13,

whichever first occurs, the Shareholder ceases to have any rights as a Shareholder other than the right to be paid the fair value of the Shareholder’s shares in the amount agreed to between the Company and the Shareholder or in the amount of the judgment, as the case may be.

49.15	Section 49.14.1 does not apply to a Shareholder referred to in section 49.5.2.

49.16	Until one of the events mentioned in section 49.14 occurs,

49.16.1	the Shareholder may withdraw the Shareholder’s dissent, or

49.16.2	the Company may rescind the Resolution,

and in either event proceedings under this Bye-Law shall be discontinued by the Shareholder and the Company.

49.17	The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting Shareholder, from the date on which the Shareholder ceases to have any rights as a Shareholder by reason of section 49.14 until the date of payment.

49.18	If section 49.20 applies, the Company shall, within 10 days after

49.18.1	the pronouncement of an order under section 49.13, or

49.18.2	the making of an agreement between the Shareholder and the Company as to the payment to be made for the Shareholder’s shares,

notify each dissenting Shareholder that it is unable lawfully to pay dissenting Shareholders for their shares.

49.19

Notwithstanding that a judgment has been given in favour of a dissenting Shareholder under section 49.13.2, if section 49.20 applies, the dissenting Shareholder, by written notice delivered to the Company within 30 days after receiving the notice under section 49.18, may withdraw the Shareholder’s notice of objection, in which case the Company is deemed to consent to the withdrawal and the Shareholder is reinstated to the Shareholder’s full rights as a Shareholder, failing which the Shareholder retains a status as a claimant against the Company, to be paid as soon as the Company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its Shareholders.

49.20	A Company shall not make a payment to a dissenting Shareholder under this Bye-Law if there are reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due.

ALTERATION OF BYE-LAWS

50.	Alteration Of Bye-laws

50.1	Subject to Bye-Law 50.2, these Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by a majority of votes cast.

50.2	Where the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation or amendment of Bye-Laws 4, 5, 14, 15, 16, 23, 24, 45, 46, 47, 48, 49, or 50, the revocation or amendment will not be effective unless approved by a Resolution of Shareholders holding not less than 80 per cent of the issued shares of the Company carrying the right to vote at general meetings at the relevant time.

APPENDIX “E”

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Shareholder’s right to dissent

191(1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9) Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11) A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13) On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favor of each of those dissenting shareholders,

(c)	fixing the time within which the corporation must pay that amount to a shareholder, and

(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14) On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

TransAtlantic Petroleum Corp.

000001
SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X		Security Class	COMMON SHARES
Holder Account Number
		C9999999999	I N D

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Form of Proxy - Special Meeting to be held on TBA

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.	------ Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by TBA, Mountain Time, on TBA.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com

1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 015157	HOLDER ACCOUNT NUMBER C9999999999	ACCESS NUMBER 99999

TNPQ_PRX_54698/000001/000001/i

+	SAM SAMPLE	C9999999999 IND C04	+

Appointment of Proxyholder

I/We, being holder(s) of TransAtlantic Petroleum Corp. (the “Company”) hereby appoint: Matthew McCann, Chief Executive Officer of the Company, or failing him,

Jeffrey S. Mecom, Vice President and Corporate Secretary of the Company

	OR	Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of me/us in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of TransAtlantic Petroleum Corp. to be held at TBA, on TBA at TBA and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

	For	Against	Abstain

1. Continuance of the Company to Bermuda	☐	☐	☐
To approve a special resolution approving an arrangement pursuant to which (i) the Company will be continued under the Bermuda Companies Act 1981 under the name TransAtlantic Petroleum Ltd., (ii) each common share of the Company will become and remain a common share of TransAtlantic Petroleum, Ltd., and (iii) the Company will become subject to the laws of Bermuda as if it had been originally incorporated under the Bermuda Companies Act 1981, all as more particularly described in the accompanying Information Circular.				Fold

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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		DD / MM / YY

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